Exhibit 99 (c)(i)
Valuation of
Ohio State Bancshares, Inc.
Marion, Ohio
As of September 30, 2006

Prepared for:
Board of Directors of
Ohio State Bancshares, Inc.

Prepared By:
Toledo, Ohio
December 2006

Valuation of
Ohio State Bancshares, Inc.
As of September 30, 2006
TABLE OF CONTENTS

			Page
I.	Executive Summary		1
II.	Valuation Approaches and Methodology		4
III.	Company Analysis		4
IV.	Discounted Cash Flow Value		8
V.	Net Asset Value		11
VI.	Guideline Transactions		14
VII.	Market Price		16
VIII.	Fair Market Value		17
IX.	Fairness Opinion		19
	Tables		Tab

	Historical Performance	1.1 - 1.12	1
	Discounted Cash Flow Value	2.1 - 2.4	2
	Net Asset Value	3.1 - 3.8	3
	Guideline Transactions -- Indications of Value
	Derived From Minority Share Transactions	4.1 - 4.4	4
	Guideline Transactions -- Indications of Value
	Derived From Sale of Control Transaction	s 5.1 - 5.5	5
	Historical Trading Activity	6.1	6
	Summary Presentation	7.1	7
	Share Repurchase	8.1 - 8.2	8
	Exhibits
	Economic and Demographic Data	A	9
	Deposit Growth Trends	B - D
	Summary of Restricted Stock Studies	E
	Summary of Marketability Discount Tax Cases	F
	Determination of Discount Rate	G

Valuation of
Ohio State Bancshares, Inc.
As of September 30, 2006
I.	EXECUTIVE SUMMARY
     Austin Associates, LLC (“Austin Associates”), a Toledo, Ohio-based financial institution consulting firm has been retained by the Board of Directors of Ohio State Bancshares, Inc. (“Company”), Marion, Ohio, to determine the fair market value (“FMV”) of the common stock of Company as of September 30, 2006. A summary of the valuation methods and results is provided below:

Subject Company	Ohio State Bancshares, Inc.
Company Headquarters	Marion, Ohio
Valuation Date	September 30, 2006
Valuation Purpose	To determine the Fair Market Value of Company’s stock for a going-private transaction.

Valuation Performed for	Board of Directors
Minority Share
Valuation Conclusion	$ 87.00
As Percent of Book Value	144%
As Percent of Tangible Book Value	153%
As Multiple of Stated Earnings	28.3

Standard of Value	Fair Market Value
Level of Value	Non-Marketable Minority Interest
Lack of Marketability Discount	0%

     A. Valuation Purpose: Company’s Board of Directors has requested that we value the outstanding minority interest shares of Company for purposes of pursuing a transaction to reduce the number of shareholders of record to fewer than 300 to deregister from the SEC.
     B. Standard of Value: For purposes of this appraisal, FMV is defined as “the probable price at which shares would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, each having reasonable knowledge of all relevant facts.” This definition is intended to conform with IRS Revenue Ruling 59-60. The FMV of a minority share is attributed to transactions involving small blocks of Company’s common shares, such as arm’s length trades, redemptions, purchases by an ESOP, granting of stock options and other similar transactions.
     C. Factors Considered: In connection with the preparation of this appraisal, Austin Associates has considered the following factors: (i) the nature of the business and history of the enterprise; (ii) the economic outlook in general and the condition and outlook of the specific industry in particular; (iii) the financial condition of the business; (iv) the earning capacity of the company; (v) the dividend-paying capacity of the company; (vi) the nature and value of the tangible and intangible assets of the business; (vii) sale of the stock and the size of the block to be valued; (viii) the market price of the stocks of corporations engaged in the same or similar lines of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter; (ix) the marketability or lack thereof, of the securities being valued; and (x) determination of any control premiums or minority share discounts.
     D. Levels of Value: The three levels of value for a business or business ownership interest include:
     1. Control Value — Value of enterprise or business as a whole.
     2. Marketable Minority Interest — Value of minority interest as if freely traded. The shares may lack control but have liquidity. Examples of marketable minority interests are the published prices of publicly traded stocks on NASDAQ or the NYSE.

     3. Non-Marketable Minority Interest — Value of minority interest in a private company which lacks control and market liquidity.
     The following chart illustrates the relationship between these levels of value:
     For purposes of this appraisal, FMV is determined on the basis of a non-marketable minority interest.
     In performing the valuation, Austin Associates has relied upon the information supplied to us by Company. We do not express an opinion on the accuracy of information supplied to us which we used in the preparation of this report, and we are not responsible for errors or omissions that might be contained in such materials. In addition, our firm does not have a present or contemplated future interest with Company or any other interest that might tend to prevent us from making a fair and unbiased appraisal.

II.	VALUATION APPROACHES AND METHODOLOGY
     The appraisal methodology utilized by Austin Associates includes the following:
     A. Discounted Cash Flow Value Technique: Discounted cash flow analysis based on earnings capacity.
     B. Net Asset Value Approach: Market value of assets less market value of liabilities.
     C. Guideline Transactions: This analysis is based on two sets of guideline transactions, including: (1) price-to-earnings multiples and price-to-book value ratios for selected publicly traded companies; and (2) price-to-earnings multiples and price-to-book value ratios for selected bank sale transactions. We have applied a minority share discount to all sale transaction multiples to determine appropriate minority share indications of value.
     D. Market Price: The actual price for minority shares of Company’s stock traded in arm’s length transactions.
     The valuation must also consider the liquidity of the market for the stock being valued. The end of this report provides empirical information on the use of marketability discounts and specific factors considered in this appraisal.
III. COMPANY ANALYSIS
     A. Company Profile
     Company operates Ohio State Bank (“Bank”) as a wholly-owned subsidiary. Bank operates its main office in Marion, Ohio and has additional branch offices in Marion and Union Counties. In 2005, Company’s acquisition of two branch offices from First Citizens Banc Corporation expanded Company’s footprint into Green Camp and Richwood, Ohio. Company is planning further development into Delaware County with a branch office estimated to open in mid-year 2007 and the development of a second location in Delaware County in late 2007.
     At September 30, 2006, Company reported total assets of $143.3 million, and consolidated equity of $11.2 million, or $60.46 per share. Company’s consolidated net income for the last twelve months ending September 30, 2006 equaled $577,000 or $3.07 per share. As of September 30, 2006, Company reported one class of capital stock outstanding, consisting of 184,739 shares of common stock.
     B. Markets
     Bank is headquartered in Marion, Ohio with additional locations in Green Camp and Richwood. The following chart presents population data for Bank’s market area along with the State of Ohio:

	2000	2006	Change	2011	Change
POPULATION	Census	Current	2000-2006	Projected	2006-2011
Green Camp	342	349	2.0%	351	0.6%
Marion	35,318	37,319	5.7%	37,258	-0.2%
Richwood	2,156	2,235	3.7%	2,460	10.1%

Marion County	66,217	66,445	0.3%	66,566	0.2%
Union County	40,909	48,341	18.2%	55,647	15.1%
Delaware County (1)	109,989	157,579	43.3%	210,181	33.4%

State of Ohio	11,353,140	11,627,546	2.4%	11,880,316	2.2%

(1)	Proposed Locations
     This data indicates that Marion County is projected to experience below average population growth over the next five years when compared to the State of Ohio. Delaware County, which Bank plans to enter with two locations in 2007, has a population of 157,579 and is projected to increase over 33 percent in the next five years reaching over 210,000 by 2011. Delaware County is one of the fastest growing counties in the State of Ohio. Presented in the following chart are median household income figures for Bank’s market area:

MEDIAN HH	2000	2006	Change	2011	Change
INCOME	Census	Current	2000-2006	Projected	2006-2011
Green Camp	$41,604	$50,000	20.2%	$55,117	10.2%
Marion	$33,135	$40,441	22.0%	$47,050	16.3%
Richwood	$39,445	$50,000	26.8%	$58,400	16.8%

Marion County	$38,592	$46,238	19.8%	$53,284	15.2%
Union County	$51,971	$62,395	20.1%	$73,792	18.3%
Delaware County (1)	$66,717	$82,718	24.0%	$101,229	22.4%

State of Ohio	$40,998	$49,467	20.7%	$57,061	15.4%

(1)	Proposed Locations

     This data indicates that Marion County is characterized by below-average income levels when compared to the State of Ohio. Delaware County compares very favorably with an approximate $83,000 median household income as compared to $49,467 for the State of Ohio. A more complete economic and demographic analysis is provided in Exhibit A in Section 9.
     Exhibit B presents a map and deposit growth trends of Company’s locations. Exhibits C and D present deposit growth and market share for Company’s market area. Deposits held by financial institutions operating offices in Marion County increased by 1.9 percent annually from $707 million to $775 million from June 2001 to June 2006. During the same period, Company’s deposits increased from $83 million to $105 million, or by 4.8 percent annually. Company ranks fourth in county market share out of 11 reporting institutions.
     Deposits held by financial institutions operating offices in Union County increased 3.9 percent annually from $358 million to $434 million from June 2001 to June 2006. During the same period, Company’s deposits decreased from $13 million to $9 million, or by 7.1 percent annually. Company ranks ninth in county market share out of 13 institutions.
     C. Historical Performance (Tables 1.1 through 1.12)
     Austin Associates has reviewed pertinent historical financial information of Company and Bank from 2001 through September 30, 2006.
•	Tables 1.1 — 1.5: annual performance of Bank since 2001

•	Tables 1.6 — 1.10: quarterly performance of Bank since Q4 2004

•	Table 1.11: annual consolidated performance of Company since 2001

•	Table 1.12: annual parent-only performance of Company since 2001
Presented below are summary financial highlights:
     1. Growth: Bank’s total assets increased from $91.6 million as of December 31, 2001 to $143.0 million as of September 30, 2006. This represents growth of 9.8 percent compounded annually. Total deposits increased from $82.0 million to $115 million over the same time frame, or by 7.4 percent annually. Total loans of $97.9 million, equaling 68 percent of assets as of September 30, 2006, increased 11.6 percent annually since 2001. On January 18, 2005,

Company acquired two branch offices with approximately $6.1 million in loans and $18.9 million in deposits. Bank recorded $271,000 in goodwill and $533,000 in core deposit intangible related to the transaction.
     2. Capital: As of September 30, 2006, Company’s equity capital equaled $11.2 million. Bank’s Tier 1 leverage ratio equaled 8.99 percent as of September 30, 2006, compared to 8.12 percent as of September 30, 2005. The loan loss reserve level of Bank equaled $955,000, or 0.98 percent of total loans. In the nine months ended September 30, 2006, Company paid dividends of $74,000. From 2003 through 2005, Company’s annual cash dividends equaled $152,000. In February 2004, Company issued $3.0 million in trust preferred securities. The interest payments are based on three-month LIBOR plus 285 basis points. The Company can call the issuance starting in April 2009 at par.
     3. Asset Quality: Bank reported $2.1 million in non-performing loans and $435,000 in Other Real Estate Owned as of September 30, 2006. As a percent of total assets, nonperforming assets increased from 1.20 percent at September 30, 2005 to 1.80 percent at September 30, 2006. Bank recorded net charge-offs to average total loans equal to 0.26 percent in the last twelve months ending September 30, 2006 and averaged 0.46 percent from 2001 through 2005.
     4. Earnings: The Company reported net income of $577,000 for the 12-month period ending September 30, 2006 and $541,000 for the same period in 2005. Earnings per share measured $3.07 and $2.85, respectively, for the trailing 12-month periods ending September 30, 2006 and September 30, 2005. Company’s net income for the last twelve months ending September 30, 2006 corresponds to a return on average assets (“ROAA”) of 0.41 percent and a return on average equity of (“ROAE”) 5.16 percent. Company’s ROAA and ROAE for the last twelve months ending September 30, 2005 equaled 0.40 percent and 4.81 percent, respectively.
     Bank’s net interest income (TE) to average assets for the last twelve months ending September 30, 2006 equaled 3.41 percent, compared with 3.67 percent for the same period in 2005. Overhead expenses relative to average assets decreased from 3.25 percent for the 12-month period ending September 30, 2005 to 3.09 percent for the same period in 2006. For the same periods, noninterest income increased from 0.61 percent of average assets to 0.66 percent of average assets, respectively.
     5. Per Share Data: As of September 30, 2006, Company reported one class of capital stock outstanding, consisting of 184,739 shares of common stock. Book value and tangible book value per share measured $60.46 and 56.78, respectively. Company’s last twelve months ending September 30, 2006 earnings per share equaled $3.07 compared to earnings per share of $2.85 for the same period in 2005.
IV.	DISCOUNTED CASH FLOW VALUE (Tables 2.1 through 2.4)
     The discounted cash flow (“DCF”) value technique developed by Austin Associates determines the value of a bank on an earnings basis through the use of a DCF model. The model projects net income over a period of five years. From these projections, excess capital or “cash flow” is determined based upon the bank’s required equity capital to asset ratio. The future cash flows are “discounted” to a present value equivalent. This involves the use of an appropriate discount rate that accounts for the degree of risk related to not obtaining the estimated cash flows. At the end of five years, a residual value is calculated. The residual value is converted to its present value equivalent by the discounting method. The present value of the projected cash flows added to the present value of the residual value determines the DCF value.
     Table 2.1 projects Bank’s net income over the next five years. It is important to note that Bank’s projections incorporate the estimated performance of two additional offices which are expected to open in 2007. Total assets, net income and return on average asset projections for the next five years are presented in the following table:

		(Dollar Amounts in Thousands)
	Period 1	Period 2	Period 3	Period 4	Period 5
Total Assets	$152,249	$170,519	$190,981	$211,989	$233,188
Net Income	$313	$454	$882	$1,385	$1,905
ROAA	0.21%	0.28%	0.49%	0.69%	0.86%

     Net interest income (TE) is projected to equal 3.32 percent of average assets in period one, increasing to 3.52 percent of average assets by period five. Noninterest income is projected to equal 0.66 percent of average assets over the next five years. Total overhead expense as a percent of average assets is projected to equal 3.43 percent in period one decreasing to 2.87 percent through period five. The provision for loan loss is projected to be $295,000 in period one decreasing to $267,000 in period five. These performance assumptions reflect the anticipated impact of the Bank’s de novo branching plans.
     The net income projections detailed in Table 2.1 are the basis of the DCF model. Other key assumptions are presented below:
1.	The required equity capital to asset ratio is 7.00 percent. For purposes of the DCF value, equity capital excludes the market value adjustment on investment securities classified as available-for-sale.
2.	Asset growth is projected to be 6.5 percent in period one, 12.0 percent in periods two and three, 11.0 percent in period four and 10.0 percent in period five. These growth rates reflect the growth opportunity in Delaware County.
3.	To establish a reasonable discount rate, Austin Associates first utilized the build-up method, which calculates the discount rate (equity cost of capital) based on the following:
     [Risk Free Rate + Equity Risk Premium + Industry Risk Premium + Specific Risk Premium]
     This resulted in a calculated discount rate of 11.91 percent (rounded to 12.0 percent). See Exhibit G for more detail on the Build-Up Method. To confirm the reasonableness of this result, Austin Associates reviewed long-term compound annual stock market returns for various market indices. According to the Ibbotson Associates, Inc. widely recognized Stocks, Bonds, Bills and Inflation (SBBI) 2006 Yearbook, the compound annual return for the period 1926 — 2005 for large company stocks was 10.4 percent and for small company stocks was 12.6 percent. As a result, a specific discount rate of 12.0 percent will be utilized.
     The above assumptions allow Bank’s asset and equity base to be projected for five years and, as a result, excess capital or cash flow can be determined. The calculation of the residual value is a process of capitalizing the fifth year earnings projection. The appropriate capitalization rate was determined to be the 12.0 percent discount rate less an estimated annual growth rate after year five. We have projected a five percent growth in earnings for years six and beyond. As a result, the residual value at the end of the fifth year is estimated to be $25.5 million, or 181 percent of Bank’s projected book value at the end of the fifth year.
     The next step of the DCF model present values the cash flows and residual value based on the 12.0 percent discount rate. This results in a present value of the residual value of $14.5 million and a present value of the cash flows of $3.4 million.
     Finally, the DCF value of Bank is calculated by adding the present value of the projected cash flows to the present value of the residual value. The DCF value of Bank, as a result, equals $17.9 million.
     After calculating the DCF value of Bank, it becomes rather straightforward to calculate the value of Company under this approach. On the parent company balance sheet, the value of Bank is restated to the amount using the DCF method. All other assets and liabilities of Company as of September 30, 2006 are restated to market value. Refer to Table 2.3.
     In addition, it is necessary to adjust the value of Company to reflect the effect of outstanding stock options of Company, if any. This adjustment is provided in Table 2.4. Presented below is the summary result from this analysis:

Discounted Cash Flow Value Results
Indication of Value	$87.25
% of Book Value	144%
% of Tangible Book Value	154%
Multiple of LTM EPS	28.4
     This result does not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

V. NET ASSET VALUE (Tables 3.1 through 3.8)
     The second method utilized in determining value is termed the net asset value approach. This process involves taking the book value of the bank and assessing premiums or discounts to the balance sheet accounts based upon the current market value of the assets and liabilities. A summary of the adjustments is provided in Table 3.1, while the detailed specifics of the calculations are provided in supporting Tables 3.2 through 3.7. The following adjustments were determined:
1.	An adjustment to the securities portfolio is made based upon market value comparison. Available-for-sale securities are already adjusted in the equity portion of the balance sheet. The deferred tax asset effect of the available-for-sale portfolio of $125,000 is included in other assets and is adjusted accordingly.
2.	The loan portfolio was adjusted based on the yield, repricing and maturity structures of the portfolio. Premiums and discounts are calculated for above and below market rate yielding loans, respectively. Bank’s loan yield was calculated based on September 30, 2006 reports, while the market rate was based on Bank’s loan portfolio composition and the national average loan rate for each loan category from Banxquote.com. From this analysis, a premium of $67,000 to the loan portfolio was calculated. Refer to Table 3.2.
3.	The loan portfolio is also valued on a credit quality basis. The allowance for loan losses is a valuation reserve which theoretically reflects management’s estimate of future potential loss due to credit quality in the loan portfolio. The calculation of the adequacy of the loan loss reserve, as prepared by management, has been utilized to set the credit quality adjustment for the loan portfolio. As of September 30, 2006, Bank has estimated a required reserve of $812,000. A premium of $143,000 results, reflecting the estimated excess loan loss reserve.
     Austin Associates did not perform an independent investigation of the loan portfolio to determine the adequacy of the loan loss reserve. We have relied on management’s assessment of potential loss as presented in the information supplied to us.
4.	No current appraisals were available on Bank’s fixed assets. As a result, no adjustment has been made to the fixed asset account of Bank.
5.	As of September 30, 2006, Bank had other real estate owned (“OREO”) totaling $435,000. A discount is typically applied to reflect the opportunity cost of nonearning assets, carrying costs, legal and administrative expenses, and the potential for future loss exposure. A 10 percent discount to this account was applied to reflect the nonperforming status of these assets. Refer to Table 3.3.
6.	As of September 30, 2006, Bank maintained $679,000 in assets classified as goodwill and intangibles. For purposes of this valuation method, the market value of these assets is zero, resulting in a discount of $679,000.
7.	The certificate of deposit (“CD”) accounts were adjusted to market value based on the cost and maturity structure of the portfolio. To do this, we compare the cost structure of the CD portfolio to current market rates. Utilizing the rates and maturity structure outlined in Table 3.4, a premium of $250,000 was determined.
8.	Bank’s borrowings were adjusted to market value based on the cost and maturity structure of the outstanding borrowings. Based on a comparison of the cost structure of the outstanding borrowings and current market rates, a premium of $158,000 was determined. Refer to Table 3.5.
9.	Table 3.6 reflects Bank’s core deposit value, representing the goodwill or going concern value of Bank. We have calculated a core deposit premium of $3.1 million or 5.7 percent of total core deposits.

     Presented below is a summary of the adjustments made using the net asset value method:

$000

Securities (Held-to-Maturity)	$0
Loan Portfolio — Yield Basis	$67
Loan Portfolio — Credit Quality	$143
Premises and Fixed Assets	$0
Other Real Estate Owned	($44)
Intangible Assets (Excluding MSR)	($679)
Deferred Tax Asset (FASB 115)	($125)
Certificates of Deposit	$250
Borrowings	$158
Core Deposit Value	$3,107

Total Adjustments	$2,878
     Based upon the above adjustments, we have determined the net asset value of Bank to be $15.8 million. This represents 122 percent of Bank’s September 30, 2006 equity capital.
     After calculating the net asset value of Bank, the book value of Bank on Company’s parent-only balance sheet is restated to the amount determined using the net asset value method. This adjustment is reflected in Table 3.7. In addition, it is necessary to adjust the value of Company to reflect its outstanding stock options, if any. This adjustment is provided in Table 3.8. Presented below is the summary result from this analysis:

Net Asset Value Results
Indication of Value	$76.04
% of Book Value	126%
% of Tangible Book Value	134%
Multiple of LTM EPS	24.8
     This result does not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.

VI.	GUIDELINE TRANSACTIONS
     The third valuation method utilized is a guideline transactions approach. Given that most community bank stocks do not trade in an efficient market, we have used a guideline transactions approach based on both a minority stock trading level and a sale of control basis. In order to adjust the bank sale pricing multiples to an appropriate minority share level of value, we applied a minority share discount.
     A. Indications of Value Derived from Minority Share Transactions (Tables 4.1 through 4.4): Table 4.1 presents summary financial and stock performance information for publicly traded banks in the nation by asset size, core ROAE, and region. Table 4.2 presents financial and stock performance information for publicly traded banks in the Midwest with total assets between $100 million and $250 million and core ROAE between 3.0 percent and 10.0 percent. Table 4.3 presents financial and stock performance information for publicly traded banks in the nation with total assets between $100 million and $200 million, core ROAE between 3.0 percent and 10.0 percent and tangible equity to asset ratio of 6.5 percent to 8.5 percent.
     The following chart details the median financial and stock performance results for the two selective peer groups and for Company:

		Tg Equity/			Price/
Peer Group	Assets	Tg Assets	LTM Core ROAA	LTM Core ROAE	Tg. Book	Price/ LTM Core EPS
Midwest	$199,707	8.99%	0.65%	8.37%	129%	16.1
Nation	$171,500	7.49%	0.66%	8.41%	169%	22.2

Company	$143,309	7.35%	0.41%	5.16%	150% (1)	28.0	(1)

(1)	Selected multiples.
     In determining a comparable price-to-book multiple, we have considered various factors, including: (1) Company’s underlying financial condition and performance in relation to the selected organizations; and (2) the nature of the geographic market area served by Company in relation to the selected organizations. After considering these and other factors, we have selected a price-to-book ratio of 150 percent and price-to-earnings multiple of 28.0 to develop an indication of value for Company. Refer to Table 4.4. Presented below are summary results from this analysis:

Guideline (Minority Share) Transaction Summary
Based on Price-to-Tangible Book Approach	$85.17
Based on Price-to-LTM Earnings Approach	$85.96
     These results do not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.
     B. Indication of Value Derived from Sale of Control Transactions (Tables 5.1 through 5.5): Table 5.1 presents summary financial information and transaction multiples for bank transactions in the nation for the last twelve months ending September 30, 2006 by asset size, ROAE and region. Tables 5.2 and 5.3 provide transaction data, including price paid and financial performance for two selective peer groups. The first peer group includes all bank sale transactions in the Midwest announced from 2004 through September 30, 2006 with seller’s assets between $100 million and $300 million and ROAE from 3.0 percent to 10.0 percent. The second peer group includes bank sale transactions nationally announced from 2005 through September 30, 2006 with seller’s assets between $100 million and $200 million, ROAE from 3.0 percent to 10.0 percent, and tangible equity to assets between 6.0 percent and 10.0 percent. The following chart details the median financial and deal statistics for the two selective transaction groups and for Company:

						Price/
		Tg. Equity/	YTD	YTD	Price/	LTM
M&A Peer	Assets	Tg. Assets	ROAA	ROAE	Tg. Book	Earnings
Midwest	$144,334	9.39%	0.58%	6.56%	189%	27.9
Nation	$145,959	8.58%	0.59%	6.17%	231%	33.6

Company	$143,309	7.35%	0.41%	5.16%	210% (1)	38.0 (1)

(1)	Selected multiples.

     Based on our analysis of these transactions, we have selected a price-to-book ratio of 210 percent and price-to-earnings multiple of 38.0 to establish indications of value for Company under this guideline transactions methodology.
     The information in Table 5.4 reflects control premium information for bank sale transactions since 2001. The average and median prices paid in these transactions over the pre-announced stock trading levels of the target companies approximated between 27 — 65 percent. For the year-to-date ending September 30, 2006, the average 1-month control premium measured 35.0 percent. Based on this data, we have selected a 35.0 percent control premium, resulting in an implied minority share discount of 25.9 percent. This minority discount has been applied to the selected control level multiples to establish indications of value on a minority interest level.
     Presented below are summary results from this analysis:

Guideline (Sale of Control) Transaction Summary (1)
Based on Price-to-Tangible Book Approach	$88.32
Based on Price-to-LTM Earnings Approach	$86.41

(1)	Includes Minority Share Discount of 25.9%
     These results do not reflect any discount for lack of marketability of the stock. This potential discount will be discussed in Section VIII.
VII.	MARKET PRICE
     The final valuation method considered is the market price of Company’s stock as reflected in actual trading prices of the common stock. Company’s stock is relatively thinly traded and is not traded on any established securities market. In the year-to-date period ending October 2006, approximately 30,400 shares were traded at prices ranging from $87.50 per share to $93.00 per share. In October 2006, Company repurchased 800 shares at $93.00 per share. Further transaction information is provided in Table 6.1.

VIII.	FAIR MARKET VALUE
A.	Description of Transaction
     This valuation is being used by the Board of Directors to establish the FMV of Company’s shares on a minority share basis. Company is interested in pursuing a transaction to reduce the number of shareholders of record to fewer than 300 to deregister from SEC. In this transaction, Company will be forcing certain shareholders to take cash for their holdings in the Company. Depending on the structure of the transaction, shareholders may be entitled to dissent from the transaction and request “fair cash value” under the State of Ohio’s dissenters’ statute. We have been advised by legal counsel to the transaction that past Ohio Court cases have allowed both a minority share and marketability discount in arriving at “fair cash value.” In that respect, “fair cash value” would be the same as “fair market value.” Therefore, we have considered a marketability discount in the following section.
B.	Marketability of Stock Being Valued
     The market for a minority share may be “efficient” if the shares of the underlying company trade actively in an open exchange or market. Company’s stock trades thinly and has traded more recently in the range of $91.00 to $93.00 a share. This trading range is above the valuation result before considering a marketability discount. Based on the pre-discounted result of the valuation and the trading prices of Company, as well as, the nature of the transaction for which the shares are being valued, Austin Associates does not believe a lack of marketability discount is appropriate.

C.	Fair Market Value
     Austin Associates has considered each valuation methodology in determining a per share fair market value. No specific formula or weighting was utilized in this appraisal to reach our fair market value conclusion. Presented below is a summary of the results:

Indication of
Value Per Share
Discounted Cash Flow Value Technique	$87.25
Net Asset Value Approach	$76.04
Guideline Transactions
Based on Minority Share Transactions
Price to Tangible Book Value	$85.17
Price to Earnings Value	$85.96
Based on Sale of Control Transactions w/Minority Share Discount
Price to Tangible Book Value	$88.32
Price to Earnings Value	$86.41
Market Price	$93.00

Indication of Value (Marketable Minority Interest)	$87.00
Marketability Discount	0%

Fair Market Value	$87.00

% of Book Value	144%
% of Tangible Book Value	153%
Multiple of LTM EPS	28.3

     Based on the preceding discussion and analysis, the FMV of Company on a minority share basis is determined to be $87.00 per share. This equals 153 percent of September 30, 2006 tangible equity capital and 28.3 times last twelve months ending September 30, 2006 earnings.
     As stated previously, we believe the $87.00 per share price also represents fair cash value for Company’s shares in connection with the proposed transaction.

IX.	FAIRNESS OPINION
     Austin Associates has previously performed a shareholder analysis indicating the number of shareholders and corresponding ownership. Based on information provided by management, a reverse stock split of 125-for-1 would reduce the number of shareholders to approximately 235 and would require 17,580 shares receive cash. As part of that analysis, Austin Associates evaluated the transaction at prices of up to $95.00 per share. In some going-private transactions, companies pay slight premiums for shares repurchased. At $91.00 to $95.00 per share price, this would represent an approximate 4.6 to 9.2 percent premium, respectively, above the FMV result of $87.00. Moreover, Austin Associates determined that Company and remaining shareholders will realize reasonable financial benefits from going-private even at $95.00 per share. An analysis is included in Tables 8.1 and 8.2.
     Based on these terms, we are prepared to issue our fairness opinion at cash prices of $87.00 to $95.00 per share.
     This opinion and range of values is subject to further discussion and information discovery from September 30, 2006.

Table 1.1
Ohio State Bank
Historical Performance ($000)
By Year
BALANCE SHEET

	2001Y	2002Y	2003Y	2004Y	2005Y	YTD 09/06
ASSETS
Cash and Due from Banks — Noninterest Bearing	$3,698	$3,637	$3,091	$4,017	$4,020	$4,364
Cash and Due from Banks — Interest Bearing	$3,062	$3,001	$1,191	$48	$201	$830
Investment Securities	$21,636	$31,971	$26,506	$25,444	$34,052	$29,314
Federal Funds Sold & Repurchase Agreements	$1,891	$1,661	$0	$435	$2,471	$2,467
Real Estate Loans (Including Commercial Real Estate)	$24,898	$27,879	$41,017	$52,572	$64,347	$73,269
Commercial Real Estate Loans	$5,542	$6,554	$12,681	$15,944	$22,536	$30,892
Commercial & Industrial Loans	$6,893	$6,810	$8,420	$13,865	$11,277	$7,704
Installment Loans	$25,115	$24,494	$24,648	$22,025	$18,929	$15,929
Agricultural Loans	$1,316	$2,164	$2,165	$1,503	$1,312	$1,109
All Other Loans	$0	$0	$0	$0	$0	$0
Less: Unearned Income	$15	$9	$48	$89	$87	$112

Total Loans (Net of Unearned Income)	$58,207	$61,338	$76,202	$89,876	$95,778	$97,899
Less: Loan Loss Reserve	$714	$793	$844	$961	$986	$955

Net Loans	$57,493	$60,545	$75,358	$88,915	$94,792	$96,944
Bank Premises	$1,470	$1,359	$1,721	$2,577	$3,122	$3,909
Other Real Estate Owned	$0	$0	$188	$484	$435	$435
Total Intangible Assets (Including MSRs)	$0	$0	$0	$0	$731	$679
Mortgage Servicing Rights	$0	$0	$0	$0	$0	$0
Investments in Unconsolidated Subsidiaries	$0	$0	$0	$0	$0	$0
Other Assets	$2,313	$2,715	$2,796	$3,007	$3,437	$4,015

TOTAL ASSETS	$91,563	$104,889	$110,851	$124,927	$143,261	$142,957

LIABILITIES
Demand Deposits	$9,243	$9,181	$10,539	$12,378	$15,774	$11,926
NOW Accounts	$10,355	$10,183	$9,602	$11,393	$11,406	$13,041
Savings Deposits	$13,115	$14,003	$15,223	$15,100	$18,301	$16,597
Money Market Deposits	$12,127	$14,708	$13,854	$13,545	$10,378	$12,847
Time Deposits < $100,000	$24,330	$26,446	$27,821	$27,005	$32,309	$31,325
Time Deposits > $100,000	$12,780	$12,690	$12,074	$19,801	$27,200	$29,211

Total Deposits	$81,950	$87,211	$89,113	$99,222	$115,368	$114,947
Memo: Brokered Deposits	$0	$1,981	$3,053	$6,828	$6,318	$7,349
Memo: IRAs & Keogh Plans	$3,501	$3,482	$3,313	$2,682	$3,134	$3,307

Fed. Funds Purchased & Repurchase Agreements	$0	$0	$1,248	$0	$0	$0
Other Borrowings	$2,337	$8,928	$11,020	$13,487	$14,409	$13,790
Subordinated Notes and Debentures	$0	$0	$0	$0	$0	$0
Other Liabilities	$754	$907	$727	$1,272	$1,132	$1,274

TOTAL LIABILITIES	$85,041	$97,046	$102,108	$113,981	$130,909	$130,011

Minority Interest in Consolidated Subsidiaries	$0	$0	$0	$0	$0	$0

STOCKHOLDERS’ EQUITY
Preferred Stock	$0	$0	$0	$0	$0	$0
Common Stock — Par Value	$1,212	$1,212	$1,212	$1,212	$1,212	$1,212
Common Stock — Surplus	$2,537	$2,537	$2,537	$4,137	$5,137	$5,137
Undivided Profits and Reserves	$2,729	$3,817	$4,781	$5,504	$6,286	$6,841
Other Comprehensive Income	$44	$277	$213	$93	($283)	($244)
Other Equity Capital Components	$0	$0	$0	$0	$0	$0

TOTAL EQUITY	$6,522	$7,843	$8,743	$10,946	$12,352	$12,946

TOTAL LIAB. AND STOCKHOLDERS’ EQUITY	$91,563	$104,889	$110,851	$124,927	$143,261	$142,957

Table 1.2
Ohio State Bank
Historical Performance ($000)
By Year

	2001Y	2002Y	2003Y	2004Y	2005Y	YTD 09/06
INCOME STATEMENT
Interest and Fee Income on Loans & Leases	$5,010	$4,971	$4,991	$5,628	$6,600	$5,281
Balance due from Depository Institutions	$5	$21	$21	$14	$34	$17
Interest/Dividend Income on Securities	$1,019	$1,327	$1,140	$979	$1,285	$997
Trading Accounts	$0	$0	$0	$0	$0	$0
Interest Income on Federal Funds Sold	$114	$51	$49	$39	$92	$40
Interest Income on Other Investments	$0	$0	$0	$0	$0	$0

TOTAL INTEREST INCOME	$6,148	$6,370	$6,201	$6,660	$8,011	$6,335

Interest on Deposits	$2,856	$2,083	$1,784	$1,707	$2,468	$2,454
Interest Expense on Federal Funds Purchased	$1	$1	$1	$1	$0	$5
Interest Expense on Demand Notes & Other	$72	$232	$352	$384	$552	$374
Other Interest Expense	$0	$0	$0	$0	$0	$0

TOTAL INTEREST EXPENSE	$2,929	$2,316	$2,137	$2,092	$3,020	$2,833

NET INTEREST INCOME	$3,219	$4,054	$4,064	$4,568	$4,991	$3,502

Loan Loss Provision	$337	$435	$412	$403	$386	$127

NET INTEREST INCOME AFTER PROVISION	$2,882	$3,619	$3,652	$4,165	$4,605	$3,375

Income from Fiduciary Activities	$0	$0	$0	$0	$0	$0
Service Charges on Deposit Accounts	$467	$576	$583	$628	$672	$476
Net Gains/(Losses) on Loan Sales	$68	$0	$0	$0	$70	$0
Net Gains/(Losses) on Other Asset Sales	$0	$0	$0	$0	($16)	$0
Other Operating Income	$55	$126	$133	$139	$209	$184

TOTAL NONINTEREST INCOME	$590	$702	$716	$767	$935	$660

Salaries and Employee Benefits	$1,211	$1,390	$1,613	$2,260	$2,268	$1,666
Occupancy Expenses	$495	$517	$579	$657	$836	$691
Total Amortization & Other Operating Expenses	$855	$963	$1,006	$1,036	$1,418	$925

TOTAL NONINTEREST EXPENSE	$2,561	$2,870	$3,198	$3,953	$4,522	$3,282

SUBTOTAL	$911	$1,451	$1,170	$979	$1,018	$753

Securities Gains/(Losses)	$16	$76	$116	$32	$1	($6)

Income Before Taxes	$927	$1,527	$1,286	$1,011	$1,019	$747

Applicable Taxes	$258	$439	$322	$222	$237	$174

Net Income Before Extraordinary Items	$669	$1,088	$964	$789	$782	$573

Extraordinary Items	$0	$0	$0	$0	$0	$0

NET INCOME	$669	$1,088	$964	$789	$782	$573

Memo Items:
Interest Income on Tax-Exempt Securities	$199	$256	$322	$292	$287	$199
Estimated Interest Income on Tax-Exempt Loans/Leases	$0	$0	$0	$0	$0	$0
Net Interest Income — FTE basis	$3,289	$4,144	$4,177	$4,670	$5,091	$3,572

Note:	Net Interest Income — FTE basis based on 35% tax rate.

Table 1.3
Ohio State Bank
Historical Performance ($000)
By Year

	2001Y	2002Y	2003Y	2004Y	2005Y	YTD 09/06
OTHER FINANCIAL INFORMATION
Dividends (Bank)	$0	$0	$0	$0	$0	$0
Effective Tax Rate	27.83%	28.75%	25.04%	21.96%	23.26%	23.29%
Full-time Equivalent Employees	28	31	27	39	48	48
S-Corporation (Yes/No?)	No	No	No	No	No	No

Loan Loss Reserve Reconciliation
Beginning of Period Reserve	$610	$714	$793	$844	$961	$986

Add: Provision for Loan Losses	$337	$435	$412	$403	$386	$127
Less: Losses Charged to Reserve	$327	$438	$471	$366	$451	$194
Add: Recoveries	$94	$82	$110	$80	$90	$36
Adjustments	$0	$0	$0	$0	$0	$0

Net Loan Losses	$233	$356	$361	$286	$361	$158

End of Period Reserve	$714	$793	$844	$961	$986	$955

Market Value of Securities Portfolio	$21,655	$32,195	$26,506	$25,444	$34,052	$29,314

Nonperforming Loans
90+ Days Past Due and Accruing Interest	$167	$707	$241	$344	$0	$739
Nonaccrual Loans	$225	$227	$484	$339	$1,152	$1,401

Total Nonperforming Loans	$392	$934	$725	$683	$1,152	$2,140
Other Real Estate Owned	$0	$0	$188	$484	$435	$435

Total Nonperforming Assets	$392	$934	$913	$1,167	$1,587	$2,575

EARNINGS AND PROFITABILITY

PERCENT OF AVERAGE ASSETS
Net Interest Income (TE)	4.07%	4.31%	3.87%	3.94%	3.55%	3.38%
Tax Equivalent Adjustment	0.09%	0.09%	0.10%	0.09%	0.07%	0.07%
Net Interest Income	3.98%	4.21%	3.77%	3.85%	3.48%	3.32%
Provision: Loan/Lease Losses	0.42%	0.45%	0.38%	0.34%	0.27%	0.12%

Net Interest Income After Provision	3.57%	3.76%	3.39%	3.51%	3.21%	3.20%
Noninterest Income	0.73%	0.73%	0.66%	0.65%	0.65%	0.63%
Overhead Expense	3.17%	2.98%	2.97%	3.33%	3.15%	3.11%
Subtotal	1.13%	1.51%	1.09%	0.83%	0.71%	0.71%
Securities Gains/(Losses)	0.02%	0.08%	0.11%	0.03%	0.00%	-0.01%

Income Before Taxes	1.15%	1.59%	1.19%	0.85%	0.71%	0.71%
Applicable Income Taxes	0.32%	0.46%	0.30%	0.19%	0.17%	0.16%

Subtotal	0.83%	1.13%	0.89%	0.67%	0.55%	0.54%
Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Net Income — ROAA	0.83%	1.13%	0.89%	0.67%	0.55%	0.54%
Return on Average Equity	11.55%	15.23%	11.71%	7.60%	6.50%	6.09%

MARGIN ANALYSIS
Average Earning Assets to Average Assets	93.21%	93.46%	94.53%	93.87%	92.56%	91.64%
Average Interest-Bearing Deposits to Average Assets	80.42%	77.55%	73.28%	69.97%	69.94%	72.37%

Interest Income to Average Earning Assets	8.16%	7.08%	6.08%	5.98%	6.03%	6.55%
Interest Expense to Average Earning Assets	3.89%	2.58%	2.10%	1.88%	2.27%	2.93%
Net Interest Income to Average Earning Assets	4.27%	4.51%	3.99%	4.10%	3.76%	3.62%
Net Interest Income to Average Earning Assets (FTE)	4.37%	4.61%	4.10%	4.19%	3.83%	3.69%
Average Assets	$80,801	$96,201	$107,814	$118,644	$143,469	$140,741

Average Earning Assets	$75,318	$89,913	$101,917	$111,375	$132,790	$128,979
Average Equity	$5,791	$7,142	$8,235	$10,381	$12,025	$12,538

Table 1.4
Ohio State Bank
Historical Performance ($000)
By Year

	2001Y	2002Y	2003Y	2004Y	2005Y	YTD 09/06

PERCENT OF AVERAGE ASSETS
INCOME COMPOSITION
Income from Fiduciary Activities	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Service Charges on Deposit Accounts	0.58%	0.60%	0.54%	0.53%	0.47%	0.45%
Other Operating Income	0.07%	0.13%	0.12%	0.12%	0.15%	0.17%

EXPENSE COMPOSITION
Personnel Expense	1.50%	1.44%	1.50%	1.90%	1.58%	1.58%
Occupancy Expense	0.61%	0.54%	0.54%	0.55%	0.58%	0.65%
Total Amortization & Other Operating Expense	1.06%	1.00%	0.93%	0.87%	0.99%	0.88%
Total Overhead Expense	3.17%	2.98%	2.97%	3.33%	3.15%	3.11%

Net Overhead	2.52%	2.25%	2.30%	2.69%	2.54%	2.48%
Efficiency Ratio	67.24%	60.34%	66.90%	74.10%	76.31%	78.86%
Total Revenue/Average Assets	4.71%	4.94%	4.43%	4.50%	4.13%	3.94%

PERSONNEL EXPENSE
Total Assets per Employee	$3,270	$3,384	$4,106	$3,203	$2,985	$2,978
Personnel Expense per Employee (Annualized)	$43.3	$44.8	$59.7	$57.9	$47.3	$46.3

INCOME STATEMENT GROWTH RATES (ANNUALIZED)
Net Interest Income	6.66%	25.94%	0.25%	12.40%	9.26%	-6.44%
Net Interest Income — FTE basis	6.52%	26.00%	0.80%	11.82%	9.02%	-6.47%
Loan Loss Provision Expense	-7.67%	29.08%	-5.29%	-2.18%	-4.22%	-56.13%
Noninterest Income	131.37%	18.98%	1.99%	7.12%	21.90%	-5.88%
Revenue Growth	16.38%	24.86%	0.50%	11.61%	11.08%	-6.36%
Overhead Expense	2.81%	12.07%	11.43%	23.61%	14.39%	-3.23%
Pre-Tax Income	121.24%	64.72%	-15.78%	-21.38%	0.79%	-2.26%
Net Income	101.51%	62.63%	-11.40%	-18.15%	-0.89%	-2.30%

ASSETS, PERCENT OF ASSETS
Real Estate Loans	27.19%	26.58%	37.00%	42.08%	44.92%	51.25%
Commercial & Industrial Loans	7.53%	6.49%	7.60%	11.10%	7.87%	5.39%
Installment Loans	27.43%	23.35%	22.24%	17.63%	13.21%	11.14%
Agricultural Loans	1.44%	2.06%	1.95%	1.20%	0.92%	0.78%
All Other Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total Loans (Net of Unearned Income)	63.57%	58.48%	68.74%	71.94%	66.86%	68.48%
Less: Loss Reserve	0.78%	0.76%	0.76%	0.77%	0.69%	0.67%
Net Loans and Leases	62.79%	57.72%	67.98%	71.17%	66.17%	67.81%
Interest Bearing Bank Balances	3.34%	2.86%	1.07%	0.04%	0.14%	0.58%
Federal Funds Sold & Resales	2.07%	1.58%	0.00%	0.35%	1.72%	1.73%
Investment Securities	23.63%	30.48%	23.91%	20.37%	23.77%	20.51%
Total Earning Assets	92.61%	93.40%	93.73%	92.70%	92.49%	91.29%

Noninterest Cash & Due from Banks	4.04%	3.47%	2.79%	3.22%	2.81%	3.05%
Premises, Fixed Assets, Capital Leases	1.61%	1.30%	1.55%	2.06%	2.18%	2.73%
Other Real Estate Owned	0.00%	0.00%	0.17%	0.39%	0.30%	0.30%
Other Assets	2.53%	2.59%	2.52%	2.41%	2.91%	3.28%

Table 1.5
Ohio State Bank
Historical Performance ($000)
By Year

	2001Y	2002Y	2003Y	2004Y	2005Y	YTD 09/06

LIABILITIES, PERCENT OF ASSETS
Demand Deposits	10.09%	8.75%	9.51%	9.91%	11.01%	8.34%
NOW Accounts	11.31%	9.71%	8.66%	9.12%	7.96%	9.12%
Savings Deposits	14.32%	13.35%	13.73%	12.09%	12.77%	11.61%
Money Market Deposits	13.24%	14.02%	12.50%	10.84%	7.24%	8.99%
Time Deposits < $100,000	26.57%	25.21%	25.10%	21.62%	22.55%	21.91%
Time Deposits > $100,000	13.96%	12.10%	10.89%	15.85%	18.99%	20.43%

Total Deposits	89.50%	83.15%	80.39%	79.42%	80.53%	80.41%
Brokered Deposits	0.00%	1.89%	2.75%	5.47%	4.41%	5.14%
IRAs & Keogh Plans	3.82%	3.32%	2.99%	2.15%	2.19%	2.31%
Federal Funds Purchased & Repurchase Agreement	0.00%	0.00%	1.13%	0.00%	0.00%	0.00%
Other Borrowings	2.55%	8.51%	9.94%	10.80%	10.06%	9.65%
Subordinated Notes and Debentures	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Other Liabilities	0.82%	0.86%	0.66%	1.02%	0.79%	0.89%

Total Liabilities	92.88%	92.52%	92.11%	91.24%	91.38%	90.94%

All Common & Preferred Capital	7.12%	7.48%	7.89%	8.76%	8.62%	9.06%
Total Liabilities and Capital	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
BALANCE SHEET GROWTH RATES (ANNUALIZED)
Total Loans & Leases	10.34%	5.38%	24.23%	17.94%	6.57%	2.95%
Total Assets	25.07%	14.55%	5.68%	12.70%	14.68%	-0.28%
Total Deposits	21.37%	6.42%	2.18%	11.34%	16.27%	-0.49%
ASSET QUALITY
Average Total Loans	$54,679	$59,746	$67,119	$81,098	$95,757	$95,734
Net Loan Loss to Average Loans	0.43%	0.60%	0.54%	0.35%	0.38%	0.22%
Provision for Loan Loss to Average Loans	0.62%	0.73%	0.61%	0.50%	0.40%	0.18%
Loss Reserve to Total Loans	1.23%	1.29%	1.11%	1.07%	1.03%	0.98%
Nonperforming Loans to Total Loans:
90+ Days Past Due	0.29%	1.15%	0.32%	0.38%	0.00%	0.75%
Nonaccrual	0.39%	0.37%	0.64%	0.38%	1.20%	1.43%
Total Nonperforming Loans	0.67%	1.52%	0.95%	0.76%	1.20%	2.19%
LLR/Nonperforming Loans	182.14%	84.90%	116.41%	140.70%	85.59%	44.63%
OREO as a % of Total Assets	0.00%	0.00%	0.17%	0.39%	0.30%	0.30%
Nonperforming Assets as a % of Total Assets	0.43%	0.89%	0.82%	0.93%	1.11%	1.80%

CAPITAL ADEQUACY
Core Leverage Ratio (Tangible)	7.18%	7.32%	7.67%	8.84%	8.32%	8.99%
Risk Based Capital Ratios:
Tier 1	10.69%	11.47%	10.85%	12.03%	12.10%	12.72%
Total	11.87%	12.67%	11.93%	13.09%	13.11%	13.70%
Dividend Payout Ratio (Bank)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Average Assets for Capital Purposes	$90,201	$103,346	$111,263	$122,738	$143,015	$139,102
Risk Based Assets	$60,577	$65,980	$78,594	$90,241	$98,358	$98,328
Tier 1 Capital	$6,478	$7,566	$8,530	$10,853	$11,905	$12,512
Tier 2 Capital	$714	$793	$844	$961	$986	$955
LIQUIDITY AND RATE SENSITIVITY
Market Value less Book Value of Investment Securities	$19	$224	$0	$0	$0	$0
Market Value/Book Value of Investment Securities	100.09%	100.70%	100.00%	100.00%	100.00%	100.00%
Total Loans & Leases to Assets	63.57%	58.48%	68.74%	71.94%	66.86%	68.48%
Total Loans and Leases to Deposits	71.03%	70.33%	85.51%	90.58%	83.02%	85.17%
Volatile Liabilities	$15,117	$21,618	$24,342	$33,288	$41,609	$43,001
Cash, Federal Funds & Investment Securities	$30,287	$40,270	$30,788	$29,944	$40,744	$36,975

Table 1.6
Ohio State Bank
Historical Performance ($000)
By Quarter

	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3

BALANCE SHEET
ASSETS
Cash and Due from Banks — Noninterest Bearing	$3,302	$3,679	$4,020	$3,068	$3,019	$4,364
Cash and Due from Banks — Interest Bearing	$0	$2,264	$201	$843	$35	$830
Investment Securities	$33,906	$33,897	$34,052	$32,669	$30,270	$29,314
Federal Funds Sold & Repurchase Agreements	$0	$1,780	$2,471	$859	$966	$2,467
Real Estate Loans (Including Commercial Real Estate)	$61,364	$62,580	$64,347	$67,377	$66,691	$73,269
Commercial Real Estate Loans	$20,496	$21,929	$22,536	$23,733	$23,221	$30,892
Commercial & Industrial Loans	$13,649	$12,432	$11,277	$11,687	$12,274	$7,704
Installment Loans	$21,501	$20,804	$18,929	$17,771	$16,825	$15,929
Agricultural Loans	$1,454	$1,430	$1,312	$1,135	$1,047	$1,109
All Other Loans	$0	$0	$0	$0	$0	$0
Less: Unearned Income	$91	$84	$87	$92	$98	$112

Total Loans (Net of Unearned Income)	$97,877	$97,162	$95,778	$97,878	$96,739	$97,899
Less: Loan Loss Reserve	$968	$987	$986	$996	$939	$955

Net Loans	$96,909	$96,175	$94,792	$96,882	$95,800	$96,944
Bank Premises	$3,032	$3,133	$3,122	$3,082	$3,872	$3,909
Other Real Estate Owned	$491	$494	$435	$435	$435	$435
Total Intangible Assets (Including MSRs)	$771	$751	$731	$713	$695	$679
Mortgage Servicing Rights	$0	$0	$0	$0	$0	$0
Investments in Unconsolidated Subsidiaries	$0	$0	$0	$0	$0	$0
Other Assets	$3,199	$3,438	$3,437	$3,623	$3,883	$4,015

TOTAL ASSETS	$141,610	$145,611	$143,261	$142,174	$138,975	$142,957

LIABILITIES
Demand Deposits	$11,096	$13,660	$15,774	$13,442	$12,208	$11,926
NOW Accounts	$11,862	$10,515	$11,406	$12,450	$11,740	$13,041
Savings Deposits	$19,222	$18,552	$18,301	$17,860	$17,199	$16,597
Money Market Deposits	$11,664	$11,932	$10,378	$13,638	$12,766	$12,847
Time Deposits < $100,000	$33,752	$32,668	$32,309	$32,701	$32,202	$31,325
Time Deposits > $100,000	$25,927	$28,172	$27,200	$26,308	$27,398	$29,211

Total Deposits	$113,523	$115,499	$115,368	$116,399	$113,513	$114,947
Memo: Brokered Deposits	$6,125	$6,412	$6,318	$6,560	$5,844	$7,349
Memo: IRAs & Keogh Plans	$3,308	$3,301	$3,134	$3,110	$3,272	$3,307
Fed. Funds Purchased & Repurchase Agreements	$168	$0	$0	$0	$0	$0
Other Borrowings	$14,457	$16,578	$14,409	$12,138	$11,764	$13,790
Subordinated Notes and Debentures	$0	$0	$0	$0	$0	$0
Other Liabilities	$1,144	$1,202	$1,132	$1,190	$1,179	$1,274

TOTAL LIABILITIES	$129,292	$133,279	$130,909	$129,727	$126,456	$130,011

Minority Interest in Consolidated Subsidiaries	$0	$0	$0	$0	$0	$0

STOCKHOLDERS’ EQUITY
Preferred Stock	$0	$0	$0	$0	$0	$0
Common Stock — Par Value	$1,212	$1,212	$1,212	$1,212	$1,212	$1,212
Common Stock — Surplus	$5,137	$5,137	$5,137	$5,138	$5,137	$5,137
Undivided Profits and Reserves	$5,915	$6,050	$6,286	$6,422	$6,664	$6,841
Other Comprehensive Income	$54	($68)	($283)	($325)	($494)	($244)
Other Equity Capital Components	$0	$0	$0	$0	$0	$0

TOTAL EQUITY	$12,318	$12,331	$12,352	$12,447	$12,519	$12,946

TOTAL LIAB. AND STOCKHOLDERS’ EQUITY	$141,610	$145,610	$143,261	$142,174	$138,975	$142,957

Table 1.7
Ohio State Bank
Historical Performance ($000)
By Quarter

	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3

INCOME STATEMENT
Interest and Fee Income on Loans & Leases	$1,654	$1,678	$1,676	$1,706	$1,760	$1,815
Balance due from Depository Institutions	$3	$9	$6	$5	$4	$8
Interest/Dividend Income on Securities	$329	$332	$340	$347	$331	$319
Trading Accounts	$0	$0	$0	$0	$0	$0
Interest Income on Federal Funds Sold	$20	$17	$30	$13	$9	$18
Interest Income on Other Investments	$0	$0	$0	$0	$0	$0

TOTAL INTEREST INCOME	$2,006	$2,036	$2,052	$2,071	$2,104	$2,160

Interest on Deposits	$597	$657	$681	$734	$820	$900
Interest Expense on Federal Funds Purchased	$0	$0	$0	$1	$3	$1
Interest Expense on Demand Notes & Other	$135	$144	$148	$130	$106	$138
Other Interest Expense	$0	$0	$0	$0	$0	$0

TOTAL INTEREST EXPENSE	$732	$801	$829	$865	$929	$1,039

NET INTEREST INCOME	$1,274	$1,235	$1,223	$1,206	$1,175	$1,121

Loan Loss Provision	$104	$127	$91	$86	($11)	$52

NET INTEREST INCOME AFTER PROVISION	$1,170	$1,108	$1,132	$1,120	$1,186	$1,069

Income from Fiduciary Activities	$0	$0	$0	$0	$0	$0
Service Charges on Deposit Accounts	$178	$188	$164	$144	$161	$171
Net Gains/(Losses) on Loan Sales	$0	$0	$70	$0	$0	$0
Net Gains/(Losses) on Other Asset Sales	$0	$0	($16)	$0	$0	$0
Other Operating Income	$57	$52	$51	$60	$57	$67

TOTAL NONINTEREST INCOME	$235	$240	$269	$204	$218	$238

Salaries and Employee Benefits	$568	$582	$554	$579	$551	$536
Occupancy Expenses	$201	$211	$216	$233	$225	$233
Total Amortization & Other Operating Expenses	$309	$378	$326	$310	$316	$299

TOTAL NONINTEREST EXPENSE	$1,078	$1,171	$1,096	$1,122	$1,092	$1,068

SUBTOTAL	$327	$177	$305	$202	$312	$239

Securities Gains/(Losses)	$1	$0	$0	$1	($7)	$0

Income Before Taxes	$328	$177	$305	$203	$305	$239

Applicable Taxes	$76	$42	$69	$49	$63	$62

Net Income Before Extraordinary Items	$252	$135	$236	$154	$242	$177

Extraordinary Items	$0	$0	$0	$0	$0	$0

NET INCOME	$252	$135	$236	$154	$242	$177

Memo Items:

Interest Income on Tax-Exempt Securities	$72	$72	$74	$72	$66	$61
Est. Interest Income on Tax-Exempt Loans/Leases	$0	$0	$0	$0	$0	$0
Net Interest Income — FTE basis	$1,299	$1,260	$1,249	$1,231	$1,198	$1,142
Note: Net Interest Income — FTE basis based on 35% tax rate.

Table 1.8
Ohio State Bank
Historical Performance ($000)
By Quarter

	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3

OTHER FINANCIAL INFORMATION
Dividends (Bank)	$0	$0	$0	$0	$0	$0
Effective Tax Rate	23.17%	23.73%	22.62%	24.14%	20.66%	25.94%
Full-time Equivalent Employees	48	47	48	49	49	48
S-Corporation (Yes/No?)	No	No	No	No	No	No

Loan Loss Reserve Reconciliation
Beginning of Period Reserve	$968	$968	$987	$986	$996	$939

Add: Provision for Loan Losses	$104	$127	$91	$86	($11)	$52
Less: Losses Charged to Reserve	$124	$123	$125	$89	$56	$49
Add: Recoveries	$20	$15	$33	$13	$10	$13
Adjustments	$0	$0	$0	$0	$0	$0

Net Loan Losses	$104	$108	$92	$76	$46	$36

End of Period Reserve	$968	$987	$986	$996	$939	$955

Market Value of Securities Portfolio	$33,906	$33,897	$34,052	$32,669	$30,270	$29,314

Nonperforming Loans
90+ Days Past Due and Accruing Interest	$234	$133	$0	$26	$0	$739
Nonaccrual Loans	$834	$1,118	$1,152	$1,047	$1,618	$1,401

Total Nonperforming Loans	$1,068	$1,251	$1,152	$1,073	$1,618	$2,140
Other Real Estate Owned	$491	$494	$435	$435	$435	$435

Total Nonperforming Assets	$1,559	$1,745	$1,587	$1,508	$2,053	$2,575

EARNINGS AND PROFITABILITY

PERCENT OF AVERAGE ASSETS
Net Interest Income (TE)	3.59%	3.49%	3.48%	3.46%	3.42%	3.27%
Tax Equivalent Adjustment	0.07%	0.07%	0.07%	0.07%	0.07%	0.06%
Net Interest Income	3.52%	3.42%	3.40%	3.39%	3.35%	3.21%
Provision: Loan/Lease Losses	0.29%	0.35%	0.25%	0.24%	-0.03%	0.15%

Net Interest Income After Provision	3.23%	3.07%	3.15%	3.15%	3.38%	3.06%
Noninterest Income	0.65%	0.67%	0.75%	0.57%	0.62%	0.68%
Overhead Expense	2.98%	3.25%	3.05%	3.15%	3.12%	3.06%
Subtotal	0.90%	0.49%	0.85%	0.57%	0.89%	0.68%
Securities Gains/(Losses)	0.00%	0.00%	0.00%	0.00%	-0.02%	0.00%

Income Before Taxes	0.91%	0.49%	0.85%	0.57%	0.87%	0.68%
Applicable Income Taxes	0.21%	0.12%	0.19%	0.14%	0.18%	0.18%

Subtotal	0.70%	0.37%	0.66%	0.43%	0.69%	0.51%
Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Net Income — ROAA	0.70%	0.37%	0.66%	0.43%	0.69%	0.51%
Return on Average Equity	8.36%	4.38%	7.65%	4.97%	7.75%	5.56%

MARGIN ANALYSIS
Average Earning Assets to Average Assets	92.52%	92.34%	92.32%	91.97%	91.49%	91.46%
Average Int-Bearing Deposits to Average Assets	71.18%	70.79%	70.06%	71.18%	72.87%	73.09%

Interest Income to Average Earning Assets	5.98%	6.11%	6.19%	6.33%	6.56%	6.76%
Interest Expense to Average Earning Assets	2.18%	2.41%	2.50%	2.64%	2.90%	3.25%
Net Interest Income to Average Earning Assets	3.80%	3.71%	3.69%	3.69%	3.67%	3.51%
Net Interest Income to Average Earning Assets (FTE)	3.88%	3.78%	3.76%	3.76%	3.74%	3.57%

Average Assets	$144,934	$144,248	$143,745	$142,280	$140,164	$139,780
Average Earning Assets	$134,095	$133,195	$132,701	$130,857	$128,238	$127,844
Average Equity	$12,061	$12,324	$12,341	$12,399	$12,483	$12,732

Table 1.9
Ohio State Bank
Historical Performance ($000)
By Quarter

	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3

PERCENT OF AVERAGE ASSETS
INCOME COMPOSITION

Income from Fiduciary Activities	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Service Charges on Deposit Accounts	0.49%	0.52%	0.46%	0.40%	0.46%	0.49%
Other Operating Income	0.16%	0.14%	0.14%	0.17%	0.16%	0.19%

EXPENSE COMPOSITION
Personnel Expense	1.57%	1.61%	1.54%	1.63%	1.57%	1.53%
Occupancy Expense	0.55%	0.59%	0.60%	0.66%	0.64%	0.67%
Total Amortization & Other Operating Expense	0.85%	1.05%	0.91%	0.87%	0.90%	0.86%
Total Overhead Expense	2.98%	3.25%	3.05%	3.15%	3.12%	3.06%

Net Overhead	2.33%	2.58%	2.45%	2.58%	2.49%	2.38%
Efficiency Ratio	71.44%	79.39%	73.46%	79.57%	78.39%	78.59%
Total Revenue/Average Assets	4.16%	4.09%	4.15%	3.96%	3.98%	3.89%

PERSONNEL EXPENSE
Total Assets per Employee	$2,950	$3,098	$2,985	$2,902	$2,836	$2,978
Personnel Expense per Employee (Annualized)	$47.3	$49.5	$46.2	$47.3	$45.0	$44.7

INCOME STATEMENT GROWTH RATES
Net Interest Income	1.19%	-3.06%	-0.97%	-1.39%	-2.57%	-4.60%
Net Interest Income — FTE basis	1.25%	-3.00%	-0.90%	-1.42%	-2.69%	-4.65%
Loan Loss Provision Expense	62.50%	22.12%	-28.35%	-5.49%	NA	NA
Noninterest Income	23.04%	2.13%	12.08%	-24.16%	6.86%	9.17%
Revenue Growth	4.07%	-2.25%	1.15%	-5.50%	-1.21%	-2.44%
Overhead Expense	-8.41%	8.63%	-6.40%	2.37%	-2.67%	-2.20%
Pre-Tax Income	56.94%	-46.04%	72.32%	-33.44%	50.25%	-21.64%
Net Income	58.49%	-46.43%	74.81%	-34.75%	57.14%	-26.86%

ASSETS, PERCENT OF ASSETS
Real Estate Loans	43.33%	42.98%	44.92%	47.39%	47.99%	51.25%
Commercial & Industrial Loans	9.64%	8.54%	7.87%	8.22%	8.83%	5.39%
Installment Loans	15.18%	14.29%	13.21%	12.50%	12.11%	11.14%
Agricultural Loans	1.03%	0.98%	0.92%	0.80%	0.75%	0.78%
All Other Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total Loans (Net of Unearned Income)	69.12%	66.73%	66.86%	68.84%	69.61%	68.48%
Less: Loss Reserve	0.68%	0.68%	0.69%	0.70%	0.68%	0.67%
Net Loans and Leases	68.43%	66.05%	66.17%	68.14%	68.93%	67.81%
Interest Bearing Bank Balances	0.00%	1.55%	0.14%	0.59%	0.03%	0.58%
Federal Funds Sold & Resales	0.00%	1.22%	1.72%	0.60%	0.70%	1.73%
Investment Securities	23.94%	23.28%	23.77%	22.98%	21.78%	20.51%
Total Earning Assets	93.06%	92.78%	92.49%	93.02%	92.11%	91.29%

Noninterest Cash & Due from Banks	2.33%	2.53%	2.81%	2.16%	2.17%	3.05%
Premises, Fixed Assets, Capital Leases	2.14%	2.15%	2.18%	2.17%	2.79%	2.73%
Other Real Estate Owned	0.35%	0.34%	0.30%	0.31%	0.31%	0.30%
Other Assets	2.80%	2.88%	2.91%	3.05%	3.29%	3.28%

Table 1.10
Ohio State Bank
Historical Performance ($000)
By Quarter

	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3
LIABILITIES, PERCENT OF ASSETS
Demand Deposits	7.84%	9.38%	11.01%	9.45%	8.78%	8.34%
NOW Accounts	8.38%	7.22%	7.96%	8.76%	8.45%	9.12%
Savings Deposits	13.57%	12.74%	12.77%	12.56%	12.38%	11.61%
Money Market Deposits	8.24%	8.19%	7.24%	9.59%	9.19%	8.99%
Time Deposits < $100,000	23.83%	22.44%	22.55%	23.00%	23.17%	21.91%
Time Deposits > $100,000	18.31%	19.35%	18.99%	18.50%	19.71%	20.43%
Total Deposits	80.17%	79.32%	80.53%	81.87%	81.68%	80.41%
Brokered Deposits	4.33%	4.40%	4.41%	4.61%	4.21%	5.14%
IRAs & Keogh Plans	2.34%	2.27%	2.19%	2.19%	2.35%	2.31%
Federal Funds Purchased & Repurchase Agreement	0.12%	0.00%	0.00%	0.00%	0.00%	0.00%
Other Borrowings	10.21%	11.39%	10.06%	8.54%	8.46%	9.65%
Subordinated Notes and Debentures	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Other Liabilities	0.81%	0.83%	0.79%	0.84%	0.85%	0.89%

Total Liabilities	91.30%	91.53%	91.38%	91.25%	90.99%	90.94%

All Common & Preferred Capital	8.70%	8.47%	8.62%	8.75%	9.01%	9.06%
Total Liabilities and Capital	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
BALANCE SHEET GROWTH RATES
Total Loans & Leases	0.03%	-0.73%	-1.42%	2.19%	-1.16%	1.20%
Total Assets	-2.44%	2.83%	-1.61%	-0.76%	-2.25%	2.87%
Total Deposits	-2.87%	1.74%	-0.11%	0.89%	-2.48%	1.26%
ASSET QUALITY
Average Total Loans	$97,054	$96,440	$95,242	$95,958	$95,516	$95,730
Net Loan Loss to Average Loans	0.43%	0.45%	0.39%	0.32%	0.19%	0.15%
Provision for Loan Loss to Average Loans	0.43%	0.53%	0.38%	0.36%	NA	0.22%
Loss Reserve to Total Loans	0.99%	1.02%	1.03%	1.02%	0.97%	0.98%
Nonperforming Loans to Total Loans:
90+ Days Past Due	0.24%	0.14%	0.00%	0.03%	0.00%	0.75%
Nonaccrual	0.85%	1.15%	1.20%	1.07%	1.67%	1.43%
Total Nonperforming Loans	1.09%	1.29%	1.20%	1.10%	1.67%	2.19%
LLR/Nonperforming Loans	90.64%	78.90%	85.59%	92.82%	58.03%	44.63%
OREO as a % of Total Assets	0.35%	0.34%	0.30%	0.31%	0.31%	0.30%
Nonperforming Assets as a % of Total Assets	1.10%	1.20%	1.11%	1.06%	1.48%	1.80%
CAPITAL ADEQUACY
Core Leverage Ratio (Tangible)	7.97%	8.12%	8.32%	8.52%	8.83%	8.99%
Risk Based Capital Ratios:
Tier 1	11.56%	11.62%	12.10%	12.18%	12.53%	12.72%
Total	12.53%	12.61%	13.11%	13.19%	13.48%	13.70%
Dividend Payout Ratio (Bank)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Average Assets for Capital Purposes	$144,163	$143,498	$143,015	$141,567	$139,468	$139,102
Risk Based Assets	$99,428	$100,224	$98,358	$98,975	$98,310	$98,328
Tier 1 Capital	$11,494	$11,649	$11,905	$12,059	$12,317	$12,512
Tier 2 Capital	$968	$987	$986	$996	$939	$955
LIQUIDITY AND RATE SENSITIVITY
Market Value less Book Value of Investment Securities	$0	$0	$0	$0	$0	$0
Market Value/Book Value of Investment Securities	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Loans & Leases to Assets	69.12%	66.73%	66.86%	68.84%	69.61%	68.48%
Total Loans and Leases to Deposits	86.22%	84.12%	83.02%	84.09%	85.22%	85.17%
Volatile Liabilities	$40,552	$44,750	$41,609	$38,446	$39,162	$43,001
Cash, Federal Funds & Investment Securities	$37,208	$41,620	$40,744	$37,439	$34,290	$36,975

Table 1.11
Ohio State Bancshares, Inc.
Summary Historical Analysis ($000)

Financial Highlights:	Ending Sept. 30, 3006

	2001Y	2002Y	2003Y	2004Y	2005Y	YTD	LTM
Total Assets	$91,407	$104,733	$110,862	$125,012	$143,541	$143,309
Asset Growth (Annualized)	25.1%	14.6%	5.9%	12.8%	14.8%	-0.2%	-1.6%
Total Loans HFI	$58,207	$61,338	$76,202	$89,876	$95,778	$97,899
Total Deposits	$81,787	$84,889	$87,007	$96,124	$113,673	$114,025
Loan to Deposit Ratio	71.2%	72.3%	87.6%	93.5%	84.3%	85.9%
Loan Loss Reserve	$714	$793	$844	$961	$986	$955
Loan Loss Reserve to Total Loans	1.23%	1.29%	1.11%	1.07%	1.03%	0.98%
Intangible Assets (Excluding MSRs)	$0	$0	$0	$0	$731	$679
Trust Preferred Securities	$0	$0	$0	$3,000	$3,000	$3,000
Total Shareholders’ Equity	$6,215	$10,219	$10,860	$11,223	$11,272	$11,169

Net Income	$653	$1,040	$857	$635	$577	$411	$577

Nonperforming Assets	$393	$935	$920	$1,171	$1,594	$2,584
Nonperforming Assets to Total Assets	0.43%	0.89%	0.83%	0.94%	1.11%	1.80%

Performance Ratios:
Return on Average Assets	0.81%	1.08%	0.79%	0.53%	0.40%	0.39%	0.41%
Return on Average Equity	10.99%	13.49%	8.15%	5.77%	5.11%	4.92%	5.16%
Total Equity to Assets	6.80%	9.76%	9.80%	8.98%	7.85%	7.79%
Tangible Equity to Tangible Assets	6.80%	9.76%	9.80%	8.98%	7.38%	7.35%
Efficiency Ratio	66.82%	60.37%	68.59%	76.04%	76.02%	82.58%	82.43%
Dividend Payout Ratio	13.5%	9.7%	17.7%	23.9%	26.3%	18.0%	26.0%

Per Share Summary:
Earnings Per Share	$4.47	$6.53	$4.51	$3.34	$3.04	$2.20	$3.07
Dividends Per Share	$0.60	$0.63	$0.80	$0.80	$0.80	$0.40	$0.80
Book Value Per Share	$42.57	$53.78	$57.16	$59.07	$59.33	$60.46
Tangible Book Value Per Share	$42.57	$53.78	$57.16	$59.07	$55.48	$56.78

Other Data:
Common Shares Outstanding	146,000	190,000	190,000	190,000	190,000	184,739
Average Shares Outstanding	146,000	159,273	190,000	190,000	190,000	187,176	187,896
Common Dividends Paid	$88	$101	$152	$152	$152	$74	$150

Table 1.12
Ohio State Bancshares, Inc.
Parent-Only Historical Performance Summary ($000)

	2001Y	2002Y	2003Y	2004Y	2005Y		YTD 09/06
BALANCE SHEET
Total Cash & Balances Due	$163	$2,322	$2,107	$3,098		$1,695		$918
Total Securities	$0	$0	$0	$0		$0		$0
Total Loans	$0	$0	$0	$0		$0		$0
Loan Loss Reserve	$0	$0	$0	$0		$0		$0

Net Loans	$0	$0	$0	$0		$0		$0
Investments in Bank Subs Equity	$6,522	$7,843	$8,743	$10,946		$12,352		$12,946
Goodwill	$0	$0	$0	$0		$0		$0
Loans	$0	$0	$0	$0		$0		$0
Investments in Non-Bank Subs Equity	$0	$0	$0	$74		$56		$46
Other Assets	$29	$54	$76	$133		$226		$306

Total Assets	$6,714	$10,219	$10,926	$14,251		$14,329		$14,216

Commercial Paper	$500	$0	$0	$0		$0		$0
Other Short-Term Borrowings	$0	$0	$0	$0		$0		$0
Long-Term Borrowings	$0	$0	$0	$0		$0		$0
Accrued Interest Payable	$0	$0	$0	$0		$0		$0
Balances Due to Non-Bank Subs	$0	$0	$0	$3,000		$3,000		$3,000
Other Liabilities	$0	$0	$0	$28		$40		$47

Total Liabilities	$500	$0	$0	$3,028		$3,040		$3,047

Common Stock	$4,113	$6,945	$6,945	$6,945		$6,945		$6,945
Retained Earnings	$2,058	$2,998	$3,768	$4,185		$4,627		$4,947
Other Comprehensive Income	$43	$276	$213	$93	-$	283	-$	244
Other Equity Components	$0	$0	$0	$0		$0	-$	479

Total Equity	$6,214	$10,219	$10,926	$11,223		$11,289		$11,169

Total Liabilities & Equity	$6,714	$10,219	$10,926	$14,251		$14,329		$14,216

	2001Y		2002Y		2003Y		2004Y		2005Y		YTD 09/06
INCOME STATEMENT
Income from Bank Subs
Dividend		$0		$0		$0		$0		$0		$0
Other		$0		$0		$0		$0		$0		$0
All Other Operating Income		$0		$0		$0		$0		$0		$0

Total Operating Income		$0		$0		$0		$0		$0		$0

Interest Expense		$3		$14		$0		$0		$0		$0
Other Expenses		$20		$59		$63		$211		$281		$244

Total Operating Expense		$23		$73		$63		$211		$281		$244

Income before Tax & Undistributed Income	-$	23	-$	73	-$	63	-$	211	-$	281	-$	244
Income Taxes	-$	8	-$	25	-$	22	-$	57	-$	93	-$	83

Income before Undistributed Income	-$	15	-$	48	-$	41	-$	154	-$	188	-$	161

Equity in Undistributed Income Banks		$669		$1,088		$964		$789		$782		$572
Net Income		$654		$1,040		$923		$635		$594		$411

Cash Dividends Declared		$88		$101		$152		$152		$152		$74

Table 2.1
Ohio State Bank
Discounted Cash Flow Value — Projected Performance ($000)
Performance Adjusted for Two Branch Openings in 2007

	ACTUAL LTM		PROJECTED 12-MONTH PERIOD ENDING:
	30-Sep-06	30-Sep-07	30-Sep-08	30-Sep-09	30-Sep-10	30-Sep-11
BALANCE SHEET GROWTH:
Total Assets	$142,957	$152,249	$170,519	$190,981	$211,989	$233,188
Asset Growth	-1.8%	6.5%	12.0%	12.0%	11.0%	10.0%
Average Assets	$141,492	$147,603	$161,384	$180,750	$201,485	$222,589

INCOME STATEMENT PROJECTIONS:
Net Interest Income	$4,725	$4,797	$5,326	$6,055	$6,851	$7,679
Noninterest Income	$929	$969	$1,060	$1,187	$1,323	$1,461
Noninterest Expense	$4,378	$5,063	$5,503	$5,820	$6,105	$6,388
Salaries	$2,220	$2,509	$2,727	$2,910	$3,083	$3,250
Occupancy	$907	$1,004	$1,097	$1,139	$1,169	$1,202
Other Expenses	$1,251	$1,550	$1,678	$1,771	$1,854	$1,937
Provision	$218	$295	$290	$271	$262	$267
Securities Gains	($6)	$0	$0	$0	$0	$0
Pre-Tax Income	$1,052	$408	$592	$1,151	$1,806	$2,485
Applicable Taxes (1)	$243	$95	$138	$269	$422	$580
Extraordinary Items	$0	$0	$0	$0	$0	$0
Net Income	$809	$313	$454	$882	$1,385	$1,905
% Change		-61.3%	44.9%	94.5%	57.0%	37.6%
Total Revenue % Change		2.0%	10.7%	13.4%	12.9%	11.8%
Overhead % Change		15.6%	8.7%	5.8%	4.9%	4.6%

INCOME STATEMENT RATIOS:
Net Interest Income	3.34%	3.25%	3.30%	3.35%	3.40%	3.45%
Net Interest Income (TE)	3.41%	3.32%	3.37%	3.42%	3.47%	3.52%
Noninterest Income	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%
Noninterest Expense	3.09%	3.43%	3.41%	3.22%	3.03%	2.87%
Salaries	1.57%	1.70%	1.69%	1.61%	1.53%	1.46%
Occupancy	0.64%	0.68%	0.68%	0.63%	0.58%	0.54%
Other Expenses	0.88%	1.05%	1.04%	0.98%	0.92%	0.87%
Provision	0.15%	0.20%	0.18%	0.15%	0.13%	0.12%
Securities Gains	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Pre-Tax Income	0.74%	0.28%	0.37%	0.64%	0.90%	1.12%
Applicable Taxes (1)	0.17%	0.06%	0.09%	0.15%	0.21%	0.26%
Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Net Income	0.57%	0.21%	0.28%	0.49%	0.69%	0.86%

FOOTNOTE:
(1) Based on Effective Tax Rate of:	23.34%
and tax exempt income of:	$273	$285	$311	$349	$389	$429
Note: Net Interest Income (TE) based on 35% marginal tax rate.

Table 2.2
Ohio State Bank
Discounted Cash Flow Value — Input and Results ($000)

INPUT VARIABLES
Date of Valuation		30-Sep-06
Shares Outstanding		NA
Total Assets		$142,957
Total Equity Capital excluding Other Comprehensive Income		$13,190
Required equity to assets ratio		7.00%
Current Ratio:	9.23%
After-tax return on excess capital		3.50%
Discount Rate		12.00%

RESULTS OF INPUT VARIABLES
Required Equity Capital	$9,767
Excess Capital	$3,423
Earnings on Excess Capital	$120
Projected Period 1 Net Income	$313
Adjusted Period 1 Net Income	$193
Adjusted Total Assets	$139,534

	ADJUSTMENTS TO NET INCOME BASED ON EXCESS CAPITAL

	Excess Capital	Projected	Adjustments to	Adjusted
Period	(Cash Flow)	Net Income	Net Income	Net Income
Actual	$3,423
1	$0	$313	$120	$193
2	$0	$454	$120	$334
3	$0	$882	$120	$762
4	$0	$1,385	$120	$1,265
5	$0	$1,905	$120	$1,786

DISCOUNTED CASH FLOW VALUE RESULTS
Period Five Adjusted Net Income	$1,786
Capitalization Rate	7.00%
Residual Value	$25,507
Residual Value as a % of Book Value	180.81%

Present Value of Residual Value	$14,473
Present Value of Cash Flow	$3,423

Aggregate Present Value	$17,896

As a % of Equity	138%
As a Multiple of LTM Earnings	22.1
As a Multiple of Period 1 Earnings	57.2

Table 2.3
Ohio State Bancshares, Inc.
Discounted Cash Flow Value Approach — Parent-Only Adjustments

Total Common Equity (Parent Only) ($000)			30-Sep-06
			$11,169
		Premium/
ADJUSTMENTS		(Discount)
Investment in Subs
DCF Value	$17,896
Minus: Bank(s) Stated Equity	$12,946

Premium/(Discount)		$4,950

Other Assets		$0

Total Balance Sheet Adjustments		$4,950

Other Adjustments (Intangible Assets)		$0

Total Adjustments			$4,950

Adjusted Total Capital			$16,119

Shares of Common Stock Outstanding			184,739
Book Value Per Share			$60.46
Valuation Adjustments Per Share			$26.79
Adjusted Value Per Share			$87.25
Adjusted Value as a % of Book Value			144%

Table 2.4
Ohio State Bancshares, Inc.
Discounted Cash Flow Value — Other Adjustments

Pre-Adjustment Value	30-Sep-06
Indication of Value	$87.25

Adjustments
Effect of Stock Options on a Per Share Basis	$0.00

DCF Value Results After Adjustments
Indication of Value	$87.25
% of Book Value	144%
% of Tangible Book Value	154%
Multiple of LTM EPS	28.4

Table 3.1
Ohio State Bank
Net Asset Value — Summary

		30-Sep-06
Stated Book Value ($000)		$12,946
	Premium		Adjustment
Adjustments	(Discount)		Source

Securities (Held-to-Maturity)	$0		Call Report
Loans and Leases (Yield Basis Adjustment)	$67		Table 3.2
Credit Quality Adjustment	$143		Internal Report
Premises and Fixed Assets	$0
Other Real Estate Owned	($44)		Table 3.3
Intangible Assets (Excluding MSRs)	($679)		Call Report
Other Assets (Deferred Tax Asset: FASB 115)	($125)		Call Report
Time Deposits	$250		Table 3.4
Borrowings	$158		Table 3.5
Other Liabilities	$0

Total Balance Sheet Adjustments	($229)

Additional Adjustments
Core Deposit Value	$3,107		Table 3.6
Other Adjustments	$0

Total Additional Adjustments	$3,107

Total Adjustments		$2,878

Net Asset Value		$15,824
Net Asset Value/Stated Book Value		122%

Table 3.2
Ohio State Bank
Net Asset Value — Loan Portfolio Valuation Summary ($000)

			Premium
	Stated Book Value	Market Value	(Discount)
TOTALS	$97,899	$97,966	$67

TOTAL LOANS
Stated Book Value	$97,899
Estimated Average Repricing Period (Years)	2.16
Estimated Average Maturity Period (Years)	4.32
Bank Yield on Total Loans (1)	7.58%
Market Yield on Total Loans (2)	7.52%
Discount Rate	12.00%
Projected Monthly Cash Flow @ Bank Yield (3)	$2,222
Projected Montly Cash Flow @ Market Yield (3)	$2,219
Actual vs. Market Cash Flow Per Month	$3
Present Value of Positive (Negative) Cash Flow	$67
Market Value of Term Loan Category	$97,966

	Actual vs. Market	Present Value of Actual
	Cash Flow Per Year	vs. Market Cash Flow
Year	During Repricing Period	During Repricing Period
1	$35	$33
2	$35	$30
3	$6	$4
4	$0	$0
5	$0	$0
6	$0	$0
7	$0	$0

(1)	Based on 09/30/06 Call Report data and Internal Reports.

(2)	Based on National Averages from BanxQuote.com.

(3)	Ordinary annuity calculation utilizing the average maturity period.

Table 3.3
Ohio State Bank
Net Asset Value — Discount to Other Real Estate ($000)
Bank Management’s Estimate of Loss

	Aggregate	Management's	Discount
Type of Asset	Dollar Amount	Estimate of Loss	(Dollars)
Other Real Estate Owned	$435	0.00%	$0

Totals	$435	0.00%	$0

Austin Associates’ Additional Discounts

	Aggregate	Discount	Discount
Type of Asset	Dollar Amount	(Percent)	(Dollars)
Other Real Estate Owned	$435	10.00%	$44

Totals	$435		$44

		Total Discount	$44

Table 3.4
Ohio State Bank
Net Asset Value — Certificates of Deposit Valuation Summary ($000)

			Premium
Deposit Type	Stated Book Value	Market Value	(Discount)
Jumbo CDs	$29,211	$29,030	$181
All Other CDs	$31,325	$31,256	$69

Totals	$60,536	$60,286	$250

Note: The Market Value for Deposit Liabilities will be less than Book Value when the Market Interest Rate Exceeds the Bank Interest Rate.

	Jumbo CDs	All Other CDs
Stated Book Value	$29,211	$31,325
Estimated Average Maturity (Years)	0.92	1.17
Bank Rate (1)	4.28%	4.55%
Market Rate (1)	5.00%	4.75%
Discount Rate	12.00%	12.00%
Projected Annual Interest — Bank Rates (2)	$1,251	$1,424
Projected Annual Interest — Market Rates (2)	$1,461	$1,488
Actual vs. Market Interest Paid	$210	$64
Present Value of Positive (Negative) Cash Flow	$181	$69
Market Value of CD Category	$29,030	$31,256

	Actual vs. Market Annual Interest Paid		Present Value of Actual vs. Market Interest Paid
YEAR	Jumbo CDs	All Other CDs	Jumbo CDs	All Other CDs
1	$192	$64	$181	$60
2	$0	$11	$0	$9
3	$0	$0	$0	$0
4	$0	$0	$0	$0
5	$0	$0	$0	$0

(1)	Bank Rates calculated from Internal Reports and 09/30/06 Call Report; Market Rates are estimated based on National Averages from BanxQuote.com.

(2)	Assumes Simple Interest paid annually.

Table 3.5
Ohio State Bank
Net Asset Value — Detail on Borrowings ($000)

Borrowing Type	Stated Book Value	Market Value	Premium (Discount)
Overnight	$0	$0	$0
FHLB — Term	$13,790	$13,632	$158

Totals	$13,790	$13,632	$158
Note: The Market Value for Borrowings will be less than Book Value when the Market Interest Rate Exceeds the Bank Interest Rate.

	Overnight	FHLB - Term
Stated Book Value	$0	$13,790
Estimated Average Maturity (Years)	0.00	1.72
Bank Rate (1)	0.00%	4.57%
Market Rate (1)	0.00%	5.31%
Discount Rate	12.00%	12.00%
Projected Annual Interest — Bank Rates (2)	$0	$630
Projected Annual Interest — Market Rates (2)	$0	$732
Actual vs. Market Interest Paid	$0	$102
Present Value of Positive (Negative) Cash Flow	$0	$158
Market Value of CD Category	$0	$13,632

	Actual vs. Market Annual Interest Paid		Present Value of Actual vs. Market Interest Paid
YEAR	Overnight	FHLB - Term	Overnight	FHLB - Term
1	$0	$102	$0	$96
2	$0	$74	$0	$62
3	$0	$0	$0	$0
4	$0	$0	$0	$0
5	$0	$0	$0	$0

(1)	Bank Rates calculated from 09/30/06 Asset/Liability Report; Market Rates are based on FHLB rates as of September 30, 2006 for equivalent term of borrowings.

(2)	Assumes Simple Interest paid annually.

Table 3.6
Ohio State Bank
Net Asset Value — Core Deposit Value ($000)

			Money
	Demand	N.O.W.	Market	Savings
	Deposits	Deposits	Deposits	Deposits
Total Balance	$11,926	$13,041	$12,847	$16,597
Investable Balance (1)	87.52%	89.55%	99.47%	99.38%

Invested	$10,438	$11,678	$12,779	$16,494
Assumed Yield (2)	6.76%	6.76%	6.76%	6.76%

Income	$705	$789	$864	$1,115
Service Charge Income (2)	$640	$0	$0	$0

Total Income	$1,345	$789	$864	$1,115

Operating Expense (1)	3.950%	1.880%	0.690%	2.330%
Interest Expense (2)	0.000%	0.918%	3.152%	2.617%
Total Expense	3.950%	2.798%	3.842%	4.947%

Expenses	$471	$365	$494	$821

Before Tax Income	$874	$424	$370	$294
Tax Rate	40%	40%	40%	40%

After Tax Income	$525	$255	$222	$176

Aggregate Income		$1,177

Depletion Schedule

	Balance	Average	Estimated	P.V.I.F.	Present
Period	Beg. of Period	Balance	Income	12.00%	Value
1	$54,411	$49,465	$1,070	0.9434	$1,010
2	$44,518	$40,066	$867	0.8396	$728
3	$35,614	$31,657	$685	0.7473	$512
4	$27,700	$24,238	$524	0.6651	$349
5	$20,775	$17,807	$385	0.5919	$228
6	$14,839	$12,366	$268	0.5268	$141
7	$9,893	$7,914	$171	0.4688	$80
8	$5,936	$4,452	$96	0.4173	$40
9	$2,968	$1,979	$43	0.3714	$16
10	$989	$495	$11	0.3305	$4
11	$0	$0	$0	0.2942	$0

		Estimated Value of Core Deposit Accounts			$3,107
		Estimated Value as Percent of Core Deposits			5.71%

(1)	Calculation based on The Federal Reserve’s Functional Cost and Profit Analysis.

(2)	Based on 09/30/06 Call Report data and Internal Reports.

Table 3.7
Ohio State Bancshares, Inc.
Net Asset Value — Parent-Only Adjustments

			30-Sep-06
Total Common Equity (Parent Only) ($000)			$11,169
		Premium/
ADJUSTMENTS		(Discount)
Investment in Subs

Net Asset Value	$15,824
Minus: Bank(s) Stated Equity	$12,946

Premium/(Discount)		$2,878

Other Assets		$0

Total Balance Sheet Adjustments		$2,878

Other Adjustments (Intangible Assets)		$0

Total Adjustments			$2,878

Adjusted Total Capital			$14,047

Shares of Common Stock Outstanding			184,739
Book Value Per Share			$60.46
Valuation Adjustments Per Share			$15.58
Adjusted Value Per Share			$76.04
Adjusted Value as a % of Book Value			126%

Table 3.8
Ohio State Bancshares, Inc.
Net Asset Value — Other Adjustments

Pre-Adjustment Value	30-Sep-06
Indication of Value	76.04

Adjustments
Effect of Stock Options on a Per Share Basis	$0.00

Net Asset Value Results After Adjustments
Indication of Value	$76.04
% of Book Value	126%
% of Tangible Book Value	134%
Multiple of LTM EPS	24.8

Table 4.1
National Bank Summary Statistics
Minority Share Pricing as of 09/30/06*

		Total	Tangible	LTM	LTM	Average	Average
	#	Assets	Equity/	Core	Core	Price/	Price/	Price/LTM
By Assets	Included	($000)	Assets	ROAA	ROAE	Book	Tg Book	Core EPS
> $5.0 Billion	96	$13,482,736	6.42%	1.27%	13.62%	212%	311%	15.6
$1.0 - $5.0 Billion	185	$1,863,962	7.00%	1.13%	12.69%	212%	267%	16.5
$500 Million — $1.0 Billion	190	$687,406	7.89%	1.07%	12.22%	194%	211%	16.0
$300 - $500 Million	169	$388,920	8.20%	0.98%	11.74%	183%	193%	16.2
$100 - $300 Million	332	$186,434	9.39%	0.93%	9.79%	171%	174%	17.1
< $100 Million	113	$73,614	13.35%	0.46%	3.08%	158%	161%	19.1

By LTM Core ROAE
> 15%	222	$733,577	7.52%	1.43%	17.16%	252%	281%	15.6
10 - 15%	413	$564,515	7.71%	1.09%	12.26%	189%	223%	15.5
5 - 10%	283	$288,245	8.98%	0.78%	8.16%	153%	169%	19.1
< 5%	131	$110,947	12.52%	0.13%	1.37%	156%	164%	40.6

By Region
Mid Atlantic	239	$343,028	8.52%	0.96%	10.53%	178%	200%	16.3
Midwest	216	$629,914	7.82%	0.96%	10.53%	168%	195%	15.3
New England	57	$381,402	7.50%	0.96%	10.67%	180%	214%	15.2
Southeast	315	$387,304	8.17%	1.01%	11.20%	189%	210%	17.3
Southwest	38	$1,052,277	6.91%	1.07%	12.95%	199%	262%	18.5
West	231	$266,382	9.16%	1.27%	13.19%	218%	241%	17.1

*	Excludes M&A targets and based on median statistics unless noted.

Table 4.2
Selective Publicly Traded Banks in the Midwest
with Assets Between $100 Million — $250 Million
Additional Criteria:
LTM Core ROAE from 3.0% — 10.0%
FINANCIAL PERFORMANCE

			MRQ	MRQ	LTM	LTM	LTM	LTM	MRQ
			Total	Tg Equity/	Core EPS	Core	Core	Efficiency	NPAs/
			Assets	Tg Assets	Growth	ROAA	ROAE	Ratio	Assets
Company Name	City	ST	($000)	(%)	(%)	(%)	(%)	(%)	(%)
1 Community Shores Bank Corp.	Muskegon	MI	$236,677	6.38%	-13.8%	0.54%	8.29%	72.08%	0.63%
2 HCB Financial Corp.	Hastings	MI	$236,670	10.61%	-54.4%	0.43%	3.88%	69.50%	0.10%
3 ICNB Financial Corp	Ionia	MI	$234,998	9.67%	-6.7%	0.76%	7.53%	71.15%	1.78%
4 American Community Bancorp	Evansville	IN	$227,914	7.67%	-4.1%	0.78%	9.85%	61.46%	0.00%
5 Farmers & Merchants Bcshs	Burlington	IA	$214,837	8.49%	23.0%	0.54%	6.92%	77.13%	1.55%
6 Consumers Bancorp Inc.	Minerva	OH	$203,550	8.98%	-28.1%	0.59%	6.08%	76.01%	1.94%
7 Heartland Bancshares	Franklin	IN	$200,900	7.11%	0.8%	0.66%	9.15%	78.97%	1.31%
8 Comunibanc Corporation	Napoleon	OH	$199,723	8.77%	-25.9%	0.64%	7.34%	71.29%	0.44%
9 CSB Bancorp Inc	Chelsea	MI	$199,690	15.33%	NA	1.46%	9.44%	55.23%	0.33%
10 Michigan Heritage Bancorp	Farmington Hills	MI	$171,756	9.93%	86.1%	0.63%	6.64%	76.15%	NA
11 FNB Inc.	Dennison	OH	$159,552	9.58%	24.2%	0.93%	9.63%	69.96%	0.76%
12 Community National Corp.	Franklin	OH	$143,928	9.07%	1.5%	0.92%	9.90%	64.82%	1.35%
13 United Commerce Bancorp	Bloomington	IN	$143,630	7.40%	24.5%	0.63%	8.45%	69.39%	0.16%
14 Western Reserve Bancorp	Medina	OH	$135,789	8.97%	423.2%	0.83%	9.20%	71.88%	0.81%
15 First Robinson Financial Corp.	Robinson	IL	$111,989	9.95%	15.4%	0.96%	9.07%	66.74%	0.21%
16 Washington Bancorp	Washington	IA	$107,766	8.99%	NA	0.37%	3.62%	83.69%	2.31%

	Average		$183,086	9.18%	33.3%	0.73%	7.81%	70.97%	0.91%

	25th Percentile		$143,854	8.29%	-12.1%	0.58%	6.85%	76.05%	1.45%
	Median		$199,707	8.99%	1.2%	0.65%	8.37%	71.22%	0.76%
	75th Percentile		$218,106	9.74%	23.9%	0.85%	9.26%	68.73%	0.27%
			—	—	—	—	—	—	—

Ohio State Bancshares, Inc (1)			$143,309	7.35%	-17.3%	0.41%	5.16%	82.43%	1.80%

(1)	Financial performance based on LTM stated net income except for Core EPS Growth.
STOCK PERFORMANCE

				1-Year			Price/	1-Year
			09/30/06	Price	Price/	Price/	LTM	Average	Monthly
			Closing	Change	Book	Tg Book	Core EPS	Monthly	Volume
Company Name	Exchange	Ticker	Price	(%)	(%)	(%)	(x)	Volume	to Shares
1 Community Shores Bank Corp.	NASDAQ	CSHB	$12.46	-20.6%	118%	118%	15.2	34,364	2.39%
2 HCB Financial Corp.	OTC BB	HCBN	$27.75	-9.8%	110%	110%	NA	7,040	0.70%
3 ICNB Financial Corp	OTC BB	ICNB	$22.25	-2.9%	112%	116%	15.0	18,854	1.59%
4 American Community Bancorp	OTC BB	ACBP	$18.50	24.1%	178%	178%	20.3	16,478	0.98%
5 Farmers & Merchants Bcshs	OTC BB	FMBN	$73.50	NA	104%	116%	NA	—	0.00%
6 Consumers Bancorp Inc.	OTC BB	CBKM	$12.50	-25.4%	140%	147%	22.7	14,014	0.65%
7 Heartland Bancshares	OTC BB	HRTB	$13.00	-0.4%	129%	129%	14.6	11,682	0.83%
8 Comunibanc Corporation	Pink Sheet	CBCZ	$30.25	-0.2%	143%	143%	NA	308	0.04%
9 CSB Bancorp Inc	Pink Sheet	CBMI	$524.50	23.4%	217%	217%	NA	—	0.00%
10 Michigan Heritage	OTC BB	MHBC	$11.99	-3.7%	109%	109%	17.1	15,202	0.98%
Bancorp
11 FNB Inc.	OTC BB	FIDS	$29.50	0.0%	134%	134%	13.7	1,804	0.26%
12 Community National	OTC BB	CMNC	$34.90	10.8%	163%	170%	16.9	8,888	1.40%
Corp.
13 United Commerce	OTC BB	UCBN	$14.35	8.7%	130%	130%	16.1	51,612	5.35%
Bancorp
14 Western Reserve	Pink Sheet	WRBO	$30.00	25.0%	141%	141%	16.6	198	0.03%
Bancorp
15 First Robinson	OTC BB	FRFC	$25.00	-0.4%	113%	113%	12.3	3,300	0.66%
Financial Corp.
16 Washington Bancorp	Pink Sheet	WBIO	$20.10	3.1%	90%	100%	NA	—	0.00%

		Average		2.1%	133	136%	16.4	11,484	0.99%

		25th Percentile		-3.3%	112%	115%	14.8	281	0.04%
		Median		-0.2%	129%	129%	16.1	7,964	0.68%
		75th Percentile		9.8%	141%	144%	17.0	15,521	1.09%

Table 4.3
Selective Publicly Traded Banks in the Nation
with Assets Between $100 Million — $200 Million
Additional Criteria:
LTM Core ROAE from 3.0% — 10.0%, Tg. Equity/ Assets from 6.5% — 8.5%
FINANCIAL PERFORMANCE

			MRQ	MRQ	LTM	LTM	LTM	LTM	MRQ
			Total	Tg Equity/	Core EPS	Core	Core	Efficiency	NPAs/
			Assets	Tg Assets	Growth	ROAA	ROAE	Ratio	Assets
Company Name	City	ST	($000)	(%)	(%)	(%)	(%)	(%)	(%)
1 United Financial Banking Co.	Vienna	VA	$193,516	8.17%	14.0%	0.76%	9.88%	72.39%	0.02%
2 TSB Financial Corp.	Charlotte	NC	$193,089	6.92%	4.9%	0.66%	8.41%	72.44%	0.40%
3 Service 1st Bancorp	Tracy	CA	$191,696	8.23%	-20.5%	0.80%	8.89%	77.34%	0.02%
4 New Windsor Bancorp Inc.	New Windsor	MD	$187,857	6.93%	-41.0%	0.38%	5.17%	81.67%	NA
5 Peoples Ltd.	Wyalusing	PA	$180,924	6.81%	13.6%	0.69%	7.50%	71.02%	0.98%
6 Syringa Bancorp	Boise	ID	$178,638	8.00%	NA	0.69%	7.13%	69.48%	0.05%
7 Rising Sun Bancorp	Rising Sun	MD	$171,500	8.03%	NA	0.74%	9.55%	74.88%	1.45%
8 Kinderhook Bank Corp.	Kinderhook	NY	$162,471	7.14%	NA	0.59%	6.68%	75.62%	0.55%
9 Mission Community Bancorp	San Luis Obispo	CA	$149,528	7.59%	-26.6%	0.65%	8.74%	76.53%	0.07%
10 United Commerce Bancorp	Bloomington	IN	$143,630	7.40%	24.5%	0.63%	8.45%	69.39%	0.16%
11 Enterprise Bank	Allison Park	PA	$128,689	7.49%	NA	0.42%	6.43%	74.76%	5.16%
12 First Southern Bancorp	Statesboro	GA	$124,589	7.52%	69.4%	0.76%	9.44%	67.31%	0.61%
13 Shenandoah National Bank	Staunton	VA	$113,283	7.16%	25.8%	0.35%	5.26%	82.74%	2.40%

	Average		$163,032	7.49%	7.1%	0.62%	7.81%	74.27%	0.99%

	25th Percentile		$143,630	7.14%	-20.5%	0.59%	6.68%	76.53%	1.10%
	Median		$171,500	7.49%	13.6%	0.66%	8.41%	74.76%	0.48%
	75th Percentile		$187,857	8.00%	24.5%	0.74%	8.89%	71.02%	0.07%

Ohio State Bancshares, Inc (1)			$143,309	7.35%	-17.3%	0.41%	5.16%	82.43%	1.80%

(1)	Financial performance based on LTM stated net income except for Core EPS Growth.
STOCK PERFORMANCE

				1-Year			Price/	1-Year
			09/30/06	Price	Price/	Price/	LTM	Average	Monthly
			Closing	Change	Book	Tg Book	Core EPS	Monthly	Volume
Company Name	Exchange	Ticker	Price	(%)	(%)	(%)	(x)	Volume	to Shares
1 United Financial Banking Co.	OTC BB	UFBC	$22.40	6.4%	154%	154%	16.9	—	0.00%
2 TSB Financial Corp.	OTC BB	TSBC	$20.30	-2.3%	148%	148%	20.6	352	0.04%
3 Service 1st Bancorp	OTC BB	SVCF	$21.00	8.6%	318%	318%	38.2	3,036	0.13%
4 New Windsor Bancorp Inc.	Pink Sheet	NWID	$41.00	28.1%	172%	172%	33.7	—	0.00%
5 Peoples Ltd.	Pink Sheet	PPLL	$58.00	46.8%	192%	194%	NA	—	0.00%
6 Syringa Bancorp	OTC BB	SGBP	$23.30	15.1%	166%	166%	NA	6,886	0.67%
7 Rising Sun Bancorp	OTC BB	RSAM	$15.35	-4.1%	146%	171%	NA	1,386	0.09%
8 Kinderhook Bank Corp.	Pink Sheet	NUBK	$30.00	36.4%	181%	181%	NA	2,156	0.31%
9 Mission Community Bancorp	OTC BB	MISS	$26.00	0.0%	169%	169%	NA	6,930	1.04%
10 United Commerce Bancorp	OTC BB	UCBN	$14.35	8.7%	130%	130%	16.1	51,612	5.35%
11 Enterprise Bank	Pink Sheet	ETPB	$10.10	-15.8%	92%	92%	15.1	286	0.03%
12 First Southern Bancorp	Pink Sheet	FSOF	$25.75	7.3%	253%	253%	28.3	—	0.00%
13 Shenandoah National Bank	Pink Sheet	SDOH	$35.00	14.8%	120%	120%	23.8	—	0.00%

		Average		11.5%	172%	174%	24.1	5,588	0.59%

		25th Percentile		0.0%	146%	148%	16.7	—	0.00%
		Median		8.6%	166%	169%	22.2	352	0.04%
		75th Percentile		15.1%	181%	181%	29.6	3,036	0.31%

Table 4.4
Guideline Transactions
Based on Minority Share Level

	Selected
Price-to-Tangible Book Valuation	Multiple	Results
Ohio State Bancshares Tangible Book Value (09/30/06)		$56.78
Guideline Price-to-Tangible Book	150%

Indication of Value		$85.17

	Selected
Price-to-Earnings Valuation	Multiple	Results
Ohio State Bancshares LTM Stated EPS (09/30/06)		$3.07
Guideline Price-to-Earnings	28.0

Indication of Value		$85.96

Table 5.1
National Bank Summary Statistics
Sale of Control Pricing as of 10/01/05 — 09/30/06*

		Total	Tangible			Average	Average
		Assets	Equity/	YTD	YTD	Price/	Price/	Price/	Prem/
Deals by Seller’s Assets	#	($000)	Assets	ROAA	ROAE	Book	Tg Book	LTM EPS	Core Dep
> $5.0 Billion	4	$29,746,078	6.39%	1.39%	15.36%	252%	381%	15.3	30.0%
$1.0 - $5.0 Billion	19	$1,328,763	7.12%	1.20%	12.38%	271%	350%	21.2	31.1%
$500 Million - $1.0 Billion	22	$624,869	6.94%	1.16%	13.78%	292%	331%	21.7	26.7%
$300 - $500 Million	21	$382,139	7.90%	1.00%	13.09%	282%	287%	22.1	24.2%
$100 - $300 Million	69	$153,079	8.78%	0.88%	8.91%	236%	240%	24.6	19.5%
< $100 Million	104	$56,232	10.29%	0.70%	6.63%	185%	193%	24.5	12.4%

Deals by Seller’s ROAE
> 15%	42	$410,429	7.54%	1.42%	17.82%	310%	318%	18.5	25.6%
10% - 15%	62	$203,074	8.66%	1.15%	11.83%	242%	276%	21.4	21.0%
5% - 10%	76	$86,827	9.55%	0.76%	7.64%	199%	209%	27.4	13.7%
< 5%	56	$84,327	9.61%	0.14%	1.41%	184%	200%	40.9	14.3%

Deals by Region
Mid Atlantic	19	$222,853	9.90%	0.50%	5.93%	187%	229%	22.0	17.2%
Midwest	82	$89,146	9.19%	0.86%	9.10%	198%	210%	23.1	13.3%
New England	4	$478,364	7.45%	0.51%	6.92%	183%	203%	25.7	7.5%
Southeast	60	$147,394	8.63%	0.87%	8.70%	237%	250%	24.6	22.7%
Southwest	45	$110,077	8.48%	0.87%	8.73%	256%	291%	23.4	19.4%
West	31	$280,554	8.79%	1.15%	13.09%	272%	285%	21.3	25.3%

*	Based on median statistics unless noted and excludes terminated deals and S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples) using 35% tax rate.

Table 5.2
Select Bank Sale Transactions in the Midwest
Announced from 01/01/2004 — 09/30/2006
Criteria:
Assets from $100 Million — $300 Million
YTD ROAE from 3.0% — 10.0%
Complete Pricing Information Available
Excludes Terminated Deals

			Seller Financial Statistics					Deal Statistics			Deal Valuation
				Tangible
			Total	Equity/					Deal	Stock	Price/	Price/	Prem/
			Assets	Tangible	YTD	YTD	NPAs/	Announce	Value	or	Tangible	LTM	Core
Buyer	Seller	ST	($000)	Assets	ROAA	ROAE	Assets	Date	($Mil)	Cash	Book	Earnings	Deposits
1 Cathay General Bancorp	New Asia Bancorp	IL	$139,470	9.59%	0.31%	3.30%	0.34%	07/06/06	$23.5	Mixed	207%	39.7	12.4%
2 Enterprise Financial Services	NorthStar Bancshares	MO	$211,114	9.61%	0.36%	3.60%	0.88%	03/22/06	$36.0	Mixed	195%	56.5	25.9%
3 Investor Group	Ridgestone Financial Services	WI	$110,181	7.89%	0.46%	5.56%	0.17%	03/20/06	$14.0	Cash	140%	26.9	13.2%
4 First Mid-Illinois Bancshares	Mansfield Bancorp Inc.	IL	$122,147	12.18%	1.06%	8.91%	0.31%	02/14/06	$24.0	Cash	164%	18.3	10.3%
5 First Fed Finl Srvcs (MHC)	Clover Leaf Financial Corp.	IL	$127,853	9.42%	0.68%	6.90%	0.22%	02/03/06	$21.9	Mixed	210%	35.5	12.0%
6 BancKentucky Inc.	Murray Banc Holding Co LLC	KY	$153,079	8.53%	0.75%	8.83%	0.24%	01/30/06	$8.5	Cash	130%	14.1	5.0%
7 American Founders Bank	First Security Bancorp Inc.	KY	$203,515	10.57%	0.76%	7.64%	0.91%	12/12/05	$38.4	Cash	174%	25.5	13.4%
8 Truman Bancorp Inc.	FFC Financial Corp.	MO	$116,250	9.36%	0.51%	5.56%	0.81%	11/01/05	$18.5	Cash	173%	27.7	8.4%
9 North Shore Bank FSB	IL St Bk of Lake in the Hills	IL	$136,712	8.35%	0.42%	4.88%	0.00%	06/30/05	$27.0	Cash	236%	50.2	19.1%
10 Western Illinois Bancshares	Midwest Bank of Western IL	IL	$274,115	7.45%	0.49%	6.05%	0.32%	05/31/05	$30.0	Cash	181%	20.4	10.1%
11 Firstbank Corp.	Keystone Financial Corp	MI	$142,383	8.76%	0.61%	7.09%	0.11%	05/11/05	$26.6	Mixed	232%	33.6	17.7%
12 Horizon Bancorp	Alliance Financial Corp	MI	$146,284	7.70%	0.40%	4.98%	0.44%	02/24/05	$13.1	Cash	184%	37.9	4.7%
13 Sky Financial Group Inc.	Belmont Bancorp.	OH	$296,728	10.68%	0.89%	8.13%	0.63%	12/21/04	$68.9	Mixed	215%	27.9	17.4%
14 First Defiance Financial	Combanc Inc.	OH	$208,813	10.87%	0.68%	6.21%	NA	08/04/04	$38.0	Mixed	168%	NA	9.8%
15 Sun Financial Corporation	Citizens Home Bank	MO	$116,647	11.58%	0.54%	4.72%	0.64%	06/18/04	$9.2	Cash	115%	20.0	1.4%
16 Wintrust Financial Corp.	Town Bankshares Ltd	WI	$216,616	7.81%	0.75%	8.83%	2.01%	06/14/04	$41.4	Mixed	245%	29.2	20.0%
17 Lincoln Bancorp	First Shares Bancorp Inc.	IN	$175,788	5.12%	0.44%	8.50%	0.66%	03/10/04	$37.3	Mixed	255%	47.7	23.5%
18 Harrodsburg First Fin Bancorp	Independence Bancorp	IN	$102,749	10.52%	1.05%	9.72%	0.48%	01/22/04	$17.1	Stock	295%	27.1	22.2%

	Average		$166,691	9.22%	0.62%	6.63%	0.54%				196%	31.7	13.7%

	25th Percentile		$123,574	8.01%	0.45%	5.13%	0.66%				169%	25.5	9.9%

	Median		$144,334	9.39%	0.58%	6.56%	0.44%				189%	27.9	12.8%

	75th Percentile		$207,489	10.56%	0.75%	8.41%	0.24%				228%	37.9	18.7%

Ohio State Bancshares, Inc (1)			$143,309	7.35%	0.41%	5.16%	1.80%

(1)	Financial performance based on LTM stated net income.
Note: S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples). Assumes 35% tax rate.
Source: All data from SNL Financial, LLC.

Table 5.3
Select Bank Sale Transactions in the Nation
Announced from 01/01/2005 — 09/30/2006
     Criteria:
Assets from $100 Million — $200 Million
YTD ROAE from 3.0% — 10.0%
Tg. Equity/ Tg. Assets from 6.0% — 10.0%
Complete Pricing Information Available
Excludes Terminated Deals

				Seller Financial Statistics					Deal Statistics			Deal Valuation
					Tangible
				Total	Equity/					Deal	Stock	Price/	Price/	Prem/
				Assets	Tangible	YTD	YTD	NPAs/	Announce	Value	or	Tangible	LTM	Core
	Buyer	Seller	ST	($000)	Assets	ROAA	ROAE	Assets	Date	($Mil)	Cash	Book	Earnings	Deposits
1	Gardiner Svgs Inst FSB	First Citizens Bank	ME	$134,892	9.29%	0.57%	6.07%	0.23%	07/26/06	$20.8	Cash	166%	27.2	7.5%
2	Cathay General Bancorp	New Asia Bancorp	IL	$139,470	9.59%	0.31%	3.30%	0.34%	07/06/06	$23.5	Mixed	207%	39.7	12.4%
3	Investor Group	Ridgestone Financial Services	WI	$110,181	7.89%	0.46%	5.56%	0.17%	03/20/06	$14.0	Cash	140%	26.9	13.2%
4	BNC Bancorp	SterlingSouth B&TC	NC	$148,281	8.53%	0.89%	9.80%	0.05%	02/06/06	$34.9	Mixed	231%	26.0	25.1%
5	First Fed Finl Srvcs (MHC)	Clover Leaf Financial Corp.	IL	$127,853	9.42%	0.68%	6.90%	0.22%	02/03/06	$21.9	Mixed	210%	35.5	12.0%
6	BancKentucky Inc.	Murray Banc Holding Co	KY	$153,079	8.53%	0.75%	8.83%	0.24%	01/30/06	$8.5	Cash	130%	14.1	5.0%
7	AmericanWest Bancorp.	Columbia Trust Bancorp	WA	$194,833	7.50%	0.62%	8.27%	0.83%	11/29/05	$37.7	Mixed	258%	30.3	17.3%
8	Security Bank Corp.	Neighbors Bancshares	GA	$105,490	9.00%	0.64%	5.61%	0.00%	11/22/05	$32.5	Mixed	296%	NA	29.8%
9	Truman Bancorp Inc.	FFC Financial Corp.	MO	$116,250	9.36%	0.51%	5.56%	0.81%	11/01/05	$18.5	Cash	173%	27.7	8.4%
10	American Nat'l Bankshares	Community First Fncl Corp	VA	$164,930	8.63%	0.52%	5.91%	0.34%	10/18/05	$33.1	Mixed	211%	34.1	16.0%
11	Tower Bancorp Inc.	FNB Financial Corp.	PA	$180,686	7.43%	0.82%	9.38%	NA	09/21/05	$31.2	Mixed	235%	20.7	14.1%
12	Sun Bancorp Inc.	Advantage Bank	NJ	$165,981	8.38%	0.48%	5.45%	0.69%	08/25/05	$37.0	Mixed	244%	42.9	18.0%
13	North Shore Bank FSB	IL St Bk of Lake in the Hills	IL	$136,712	8.35%	0.42%	4.88%	0.00%	06/30/05	$27.0	Cash	236%	50.2	19.1%
14	Citizens South Banking Corp Trinity Bank		NC	$150,745	8.73%	0.61%	6.98%	1.05%	05/25/05	$35.4	Mixed	254%	46.7	23.1%
15	Community Bancorp	Bank of Commerce	NV	$155,678	9.40%	0.89%	9.54%	0.83%	05/19/05	$39.3	Mixed	268%	29.4	21.6%
16	Firstbank Corp.	Keystone Financial Corp	MI	$142,383	8.76%	0.61%	7.09%	0.11%	05/11/05	$26.6	Mixed	232%	33.6	17.7%
17	Horizon Bancorp	Alliance Financial Corp	MI	$146,284	7.70%	0.40%	4.98%	0.44%	02/24/05	$13.1	Cash	184%	37.9	4.7%
18	First Busey Corp.	Tarpon Coast Bancorp	FL	$145,633	7.20%	0.49%	6.27%	0.10%	02/24/05	$38.8	Mixed	304%	50.9	23.6%

		Average		$145,520	8.54%	0.59%	6.69%	0.38%				221%	33.8	16.0%
		25th Percentile		$135,347	8.01%	0.48%	5.56%	0.69%				190%	27.2	12.1%
		Median		$145,959	8.58%	0.59%	6.17%	0.24%				231%	33.6	16.7%
		75th Percentile		$155,028	9.22%	0.67%	7.98%	0.11%				252%	39.7	21.0%

Ohio State Bancshares, Inc (1)				$143,309	7.35%	0.41%	5.16%	1.80%

(1)	Financial performance based on LTM stated net income.
Note: S-Corporation selling companies have been adjusted to C-Corporation status (including pricing multiples). Assumes 35% tax rate.
Source: All data from SNL Financial, LLC.

Table 5.4
Control Premiums
All Bank Deals (Publicly Traded Banks)

	Before Announcement
	1 Month	3 Months
2006 YTD (45 deals)
Average	35.0%	38.2%
Median	26.7%	30.2%

2005 (50 deals)

Average	36.2%	36.9%
Median	32.8%	30.8%

2004 (52 deals)

Average	36.7%	38.6%
Median	27.3%	25.9%

2003 (46 deals)

Average	49.1%	56.9%
Median	41.9%	48.8%

2002 (30 deals)

Average	58.8%	57.5%
Median	39.1%	45.9%

2001 (48 deals)

Average	62.1%	64.6%
Median	46.1%	53.0%

Selected Control Premium		35.0%
Implied Minority Share Discount (1)		25.9%

(1)	Minority share discount equals (1-(1/1.35)) = 25.9%
Note: YTD 2006 through 09/30/06
Source: SNL Financial.

Table 5.5
Guideline Transactions
Based on Sale of Control with Minority Share Discount

	Selected
	Multiple	Results
Price-to-Tangible Book Valuation
Ohio State Bancshares Tangible Book Value (09/30/06)		$56.78
Guideline Price-to-Tangible Book	210%
Price-to-Tangible Book Sale Value		$119.24
Minority Share Discount		25.9%

Indication of Value		$88.32

Price-to-Earnings Valuation
Ohio State Bancshares LTM Stated EPS (09/30/06)		$3.07
Guideline Price-to-Earnings	38.0
Price-to-Earnings Sale Value		$116.66
Minority Share Discount		25.9%

Indication of Value		$86.41

Table 6.1
Ohio State Bancshares, Inc.
Historical Trading Activity
Stock Price

Yr	Month	Price	Volume	Yr	Month	Price	Volume
	December	—	—		December	$88.00	6,455
	November	—	—		November	$87.50	3,904
	October (1)	$93.00	800		October	$87.50	15
	September	$91.25	1,534		September	$87.50	100
	August	$91.00	4,140		August	$87.50	30
2006	July	$91.00	2,765	2005	July	$90.00	30
	June	$91.00	6,231		June	$89.00	25
	May	$87.50	6,963		May	$87.25	600
	April	$87.50	615		April	$87.00	584
	March	$87.50	1,565		March	$87.00	2,142
	February	$88.00	250		February	$82.00	0
	January	$88.00	5,536		January	$82.00	0

	Average	$89.58	3,040		Average	$86.85	1,157
	Median	$89.50	2,165		Median	$87.50	65

(1)	Stock repurchase by Ohio State Bancshares
Source: SNL Financial and Internal Reports

Table 7.1
Valuation of
Ohio State Bancshares, Inc.
Summary Presentation

	INDICATION OF
VALUATION TECHNIQUE :	VALUE PER SHARE
DISCOUNTED CASH FLOW VALUE TECHNIQUE	$87.25

NET ASSET VALUE APPROACH	$76.04

GUIDELINE TRANSACTIONS - MINORITY SHARE TRADING

PRICE TO TANGIBLE BOOK VALUE	$85.17

PRICE TO EARNINGS MULTIPLE	$85.96

GUIDELINE TRANSACTIONS - CONTROL LEVEL VALUE WITH MINORITY DISCOUNT

PRICE TO TANGIBLE BOOK VALUE	$88.32	(1)

PRICE TO EARNINGS MULTIPLE	$86.41	(1)

MARKET PRICE	$93.00	(2)

Indication of Value (Marketable Minority Interest)	$87.00
Marketability Discount	0%
FAIR MARKET VALUE	$87.00

Price to Book Value	144%
Price to Tangible Book Value	153%
Price to LTM Stated EPS	28.3

(1)	Includes a 25.9% minority share discount.

(2)	Company repurchased 800 shares in October 2006 at $93.00 per share

Shares Outstanding	184,739	Book Value Per Share	$60.46
LTM Average Shares Outstanding	187,896	Tangible BVPS	$56.78
LTM Stated Net Income	$577	LTM Stated EPS	$3.07

Table 8.1
Ohio State Bancshares, Inc.	LTM 09/30/06 PROFORMA ANALYSIS
Going-Private Scenarios ($000)

	Eliminate Shareholders with Less Than:
			125 Shares
Repurchase Price Per Share (Range)	$87.00	$89.00	$91.00	$93.00	$95.00
% Repurchased	9.52%	9.52%	9.52%	9.52%	9.52%
# of Shares Repurchased	17,580	17,580	17,580	17,580	17,580
Total Repurchase	$1,529	$1,565	$1,600	$1,635	$1,670
Estimated Remaining Shareholders	235	235	235	235	235
Multiple of LTM EPS	28.3	29.0	29.6	30.3	30.9
% of 09/30/06 Book Value	144%	147%	151%	154%	157%

	LTM
Estimated Pro Forma	Actual	LTM Adjusted Performance from Going-Private
Total Assets	$143,309	$141,780	$141,744	$141,709	$141,674	$141,639
Average Assets	$141,492	$139,963	$139,927	$139,892	$139,857	$139,822
Total Tangible Assets for Capital Purposes	$142,630	$141,101	$141,065	$141,030	$140,995	$140,960
Equity Capital	$11,169	$9,640	$9,604	$9,569	$9,534	$9,499
Average Equity	$11,182	$9,646	$9,611	$9,576	$9,541	$9,505
Estimated Annual Common Dividends	$148	$136	$136	$136	$136	$136
Dividend Payout Ratio	25.6%	21.9%	21.9%	22.0%	22.0%	22.1%
FASB 115	($244)	($244)	($244)	($244)	($244)	($244)
Intangible Assets	$679	$679	$679	$679	$679	$679
Trust Preferred Securities	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000
Allowable TPS in Tier 1 Capital	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000
Tier 1 Capital	$13,734	$12,205	$12,169	$12,134	$12,099	$12,064
LLR	$955	$955	$955	$955	$955	$955
Tier 2 Capital	$955	$955	$955	$955	$955	$955
Risk-Based Assets	$98,328	$98,022	$98,015	$98,008	$98,001	$97,994

Tier 1 Leverage Ratio	9.63%	8.65%	8.63%	8.60%	8.58%	8.56%
Tier 1 Risk-Based Ratio	13.97%	12.45%	12.42%	12.38%	12.35%	12.31%
Total Risk-Based Ratio	14.94%	13.43%	13.39%	13.36%	13.32%	13.29%

Return on Average Assets	0.41%	0.45%	0.44%	0.44%	0.44%	0.44%
LTM Net Income (1,2)	$577	$623	$622	$621	$619	$618
% Change from Baseline		7.97%	7.76%	7.55%	7.34%	7.13%

Return on Average Equity	5.16%	6.46%	6.47%	6.48%	6.49%	6.50%

Basis Point Change in ROAE		130	131	132	133	134

Annual Earnings Per Share	$3.07	$3.66	$3.65	$3.64	$3.64	$3.63

% Change from Baseline		19.12%	18.89%	18.65%	18.42%	18.19%

Book Value Per Share	$60.46	$57.67	$57.46	$57.25	$57.04	$56.83
% Change from Baseline		-4.62%	-4.96%	-5.31%	-5.66%	-6.01%

Years to Recover Book Dilution		4.8	5.2	5.6	6.1	6.5

Annual Dividends Per Share	$0.80	$0.80	$0.80	$0.80	$0.80	$0.80

Estimated Shares Outstanding (End)	184,739	167,159	167,159	167,159	167,159	167,159
Estimated Average Shares (Diluted)	187,896	170,316	170,316	170,316	170,316	170,316

Estimated Internal Rate of Return		11.5%	11.3%	11.1%	10.9%	10.7%

(1)	SEC/SOX cost savings of $150,000

(2)	Opportunity Cost on Repurchase estimated at 5.25% pre-tax.

Table 8.2
Ohio State Bancshares, Inc.
Internal Rate of Return Analysis

	Varying Per Share Pricing Levels and # Shares Repurchased
Shares Repurchased	17,580	17,580	17,580	17,580	17,580
Repurchase to Total Shares	9.5%	9.5%	9.5%	9.5%	9.5%
Price Per Share	87.00	89.00	91.00	93.00	95.00
Total Repurchase	$1,529	$1,565	$1,600	$1,635	$1,670

Internal Rate of Return (1)	11.54%	11.31%	11.10%	10.89%	10.70%

(1) Internal Rate of Return based on the following:
EPS Enhancement	$0.59	$0.58	$0.57	$0.57	$0.56
EPS Enhancement times Pro Forma Shares ($000)	$100	$99	$98	$96	$95
Long-Term EPS Growth Rate	5.00%	5.00%	5.00%	5.00%	5.00%
Implied Discount Rate	11.54%	11.31%	11.10%	10.89%	10.70%

Exhibit A
Ohio State Bancshares, Inc.
Economic and Demographic Data

	2000	2006	% CHANGE	2011	% CHANGE
POPULATION	CENSUS	CURRENT	2000-2006	PROJECTED	2006-2011
Green Camp	342	349	2.0%	351	0.6%
Marion	35,318	37,319	5.7%	37,258	-0.2%
Richwood	2,156	2,235	3.7%	2,460	10.1%
Marion County	66,217	66,445	0.3%	66,566	0.2%
Union County	40,909	48,341	18.2%	55,647	15.1%
Delaware County (Proposed Locations)	109,989	157,579	43.3%	210,181	33.4%
State of Ohio	11,353,140	11,627,546	2.4%	11,880,316	2.2%

2006 AGE STRATIFICATION	14 & Under	15 - 34	35 - 54	55 +	Total
Green Camp	18%	23%	35%	24%	349
Marion	19%	30%	29%	22%	37,319
Richwood	25%	26%	28%	20%	2,235
Marion County	18%	27%	30%	25%	66,445
Union County	23%	26%	32%	19%	48,341
Delaware County (Proposed Locations)	24%	23%	34%	19%	157,579
State of Ohio	20%	27%	29%	24%	11,627,546

	2000	2006	% CHANGE	2011	% CHANGE
HOUSEHOLDS	CENSUS	CURRENT	2000-2006	PROJECTED	2006-2011
Green Camp	133	138	3.8%	141	2.2%
Marion	13,551	13,612	0.5%	13,709	0.7%
Richwood	849	887	4.5%	978	10.3%
Marion County	24,578	25,028	1.8%	25,303	1.1%
Union County	14,346	17,266	20.4%	20,066	16.2%
Delaware County (Proposed Locations)	39,674	58,195	46.7%	78,405	34.7%
State of Ohio	4,445,773	4,609,588	3.7%	4,738,776	2.8%

2006 HH INCOME STRATIFICATION		$24k & Under	$25 - $50k	$50k +	Total
Green Camp		14%	36%	50%	138
Marion		29%	31%	39%	13,612
Richwood		26%	24%	50%	887
Marion County		24%	30%	46%	25,028
Union County		15%	21%	63%	17,266
Delaware County (Proposed Locations)		10%	16%	74%	58,195
State of Ohio		23%	27%	50%	4,609,588

Exhibit A (Con’t)
Ohio State Bancshares, Inc.
Economic and Demographic Data

	2000	2006	% CHANGE	2011	% CHANGE
AVERAGE HH INCOME	CENSUS	CURRENT	2000-2006	PROJECTED	2006-2011
Green Camp	$43,570	$59,301	36.1%	$70,363	18.7%
Marion	$40,962	$48,730	19.0%	$57,600	18.2%
Richwood	$42,019	$55,565	32.2%	$66,380	19.5%
Marion County	$47,071	$55,636	18.2%	$65,662	18.0%
Union County	$57,439	$71,533	24.5%	$85,524	19.6%
Delaware County (Proposed Locations)	$87,137	$113,679	30.5%	$141,369	24.4%
State of Ohio	$52,836	$64,547	22.2%	$77,318	19.8%

	2000	2006	% CHANGE	2011	% CHANGE
MEDIAN HH INCOME	CENSUS	CURRENT	2000-2006	PROJECTED	2006-2011
Green Camp	$41,604	$50,000	20.2%	$55,117	10.2%
Marion	$33,135	$40,441	22.0%	$47,050	16.3%
Richwood	$39,445	$50,000	26.8%	$58,400	16.8%
Marion County	$38,592	$46,238	19.8%	$53,284	15.2%
Union County	$51,971	$62,395	20.1%	$73,792	18.3%
Delaware County (Proposed Locations)	$66,717	$82,718	24.0%	$101,229	22.4%
State of Ohio	$40,998	$49,467	20.7%	$57,061	15.4%

	2000	2006	% CHANGE	2011	% CHANGE
PER CAPITA INCOME	CENSUS	CURRENT	2000-2006	PROJECTED	2006-2011
Green Camp	$18,244	$22,667	24.2%	$26,742	18.0%
Marion	$16,247	$19,467	19.8%	$23,071	18.5%
Richwood	$16,799	$21,566	28.4%	$25,895	20.1%
Marion County	$18,255	$21,960	20.3%	$26,065	18.7%
Union County	$20,577	$26,153	27.1%	$31,418	20.1%
Delaware County (Proposed Locations)	$31,600	$42,197	33.5%	$52,913	25.4%
State of Ohio	$21,003	$25,941	23.5%	$31,220	20.4%

Exhibit B
Ohio State Bancshares, Inc.
Deposit Trend Analysis By Branch

							Jun-01/	Jun-06 Market Share
				Date	Deposits ($000)		Jun-06	City	County
Branch Address	City	County	ST	Established	Jun-01	Jun-06	CAGR	(%)	(%)
1 111 S Main St	Marion	Marion	OH	08/23/1988	$46,800	$65,960	7.1%	9.2%	8.5%
2 220 Richland Rd	Marion	Marion	OH	12/06/1996	$23,282	$30,596	5.6%	4.3%	4.0%
3 24 W Ottawa St	Richwood	Union	OH	11/07/1983	$12,769	$8,859	-7.1%	11.1%	2.0%
4 201 Marion St	Green Camp	Marion	OH	01/31/1800	$12,827	$8,098	-8.8%	100.0%	1.0%

				Total	$95,678	$113,513	3.5%

Exhibit C
Ohio State Bancshares, Inc.
Deposit Trend Analysis By City
Green Camp, Ohio

				Jun-01	Jun-06	Jun-05/	Jun-01/	Jun-01	Jun-06
			Total	Deposits	Deposits	Jun-06	Jun-06	Market	Market
Type Company Name	City	ST	Branches	($000)	($000)	% Change	C.A.G.R.	Share	Share
1 Bank Ohio State Bancshares Inc.	Marion	OH	1	$12,827	$8,098	-6.3%	-8.8%	94.2%	100.0%
2 Credit Parker Elgin FCU	Green Camp	OH	1	$786	$0	NA	NA	5.8%	NA

	Total		2	$13,613	$8,098	-6.3%	-9.9%	100%	100%

Marion, Ohio

				Jun-01	Jun-06	Jun-05/	Jun-01/	Jun-01	Jun-06
			Total	Deposits	Deposits	Jun-06	Jun-06	Market	Market
Type Company Name	City	ST	Branches	($000)	($000)	% Change	C.A.G.R.	Share	Share
1 Bank Fahey Banking Company	Marion	OH	4	$133,929	$171,770	-0.9%	5.1%	20.6%	24.1%
2 Bank National City Corp.	Cleveland	OH	4	$103,871	$111,202	0.6%	1.4%	16.0%	15.6%
3 Bank Sky Financial Group Inc.	Bowling Green	OH	3	$116,029	$109,113	4.1%	-1.2%	17.9%	15.3%
4 Bank Ohio State Bancshares Inc.	Marion	OH	2	$70,082	$96,556	0.9%	6.6%	10.8%	13.5%
5 Bank JPMorgan Chase & Co.	New York	NY	4	$106,421	$82,598	0.9%	-4.9%	16.4%	11.6%
6 Bank Commercial Bancshares Inc.	Upper Sandusky	OH	5	$45,776	$53,377	13.6%	3.1%	7.1%	7.5%
7 Bank Fifth Third Bancorp	Cincinnati	OH	3	$52,530	$53,240	13.5%	0.3%	8.1%	7.5%
8 Credit Marion Community CU	Marion	OH	1	$17,689	$23,576	6.6%	5.9%	2.7%	3.3%
9 Bank First Citizens National Bank	Upper Sandusky	OH	1	$0	$9,621	27.3%	NA	NA	1.3%
10 Bank Park National Corp.	Newark	OH	2	$0	$2,519	24.0%	NA	NA	0.4%
11 Credit Soya FCU	Marion	OH	1	$0	$0	NA	NA	NA	NA
12 Credit First Resource FCU	Saint Joseph	MI	1	$2,758	$0	NA	NA	0.4%	NA
13 Bank First Citizens Banc Corp.	Sandusky	OH	1	$0	$0	NA	NA	NA	NA

	Total		32	$649,085	$713,572	3.1%	1.9%	100%	100%

Richwood, Ohio

				Jun-01	Jun-06	Jun-05/	Jun-01/	Jun-01	Jun-06
			Total	Deposits	Deposits	Jun-06	Jun-06	Market	Market
Type Company Name	City	ST	Branches	($000)	($000)	% Change	C.A.G.R.	Share	Share
1 Bank Richwood Bancshares Inc.	Richwood	OH	1	$54,197	$70,704	5.9%	5.5%	80.2%	88.9%
2 Bank Ohio State Bancshares Inc.	Marion	OH	1	$12,769	$8,859	-3.3%	-7.1%	18.9%	11.1%
3 Bank Huntington Bancshares Inc.	Columbus	OH	1	$0	$0	NA	NA	NA	NA
4 Bank Commercial Bancshares Inc.	Upper Sandusky	OH	1	$611	$0	NA	NA	0.9%	NA

	Total		4	$67,577	$79,563	4.8%	3.3%	100%	100%

Exhibit D
Ohio State Bancshares, Inc.
Deposit Trend Analysis By County
Marion County, Ohio

				Jun-01	Jun-06	Jun-05/	Jun-01/	Jun-01	Jun-06
			Total	Deposits	Deposits	Jun-06	Jun-06	Market	Market
Type Company Name	City	ST	Branches	($000)	($000)	% Change	C.A.G.R.	Share	Share
1 Bank Fahey Banking Company	Marion	OH	4	$133,929	$171,770	-0.9%	5.1%	18.9%	22.2%
2 Bank National City Corp.	Cleveland	OH	4	$103,871	$111,202	0.6%	1.4%	14.7%	14.3%
3 Bank Sky Financial Group Inc.	Bowling Green	OH	3	$116,029	$109,113	4.1%	-1.2%	16.4%	14.1%
4 Bank Ohio State Bancshares Inc.	Marion	OH	3	$82,909	$104,654	0.3%	4.8%	11.7%	13.5%
5 Bank JPMorgan Chase & Co.	New York	NY	4	$106,421	$82,598	0.9%	-4.9%	15.0%	10.7%
6 Bank Commercial Bancshares Inc.	Upper Sandusky	OH	5	$45,776	$53,377	13.6%	3.1%	6.5%	6.9%
7 Bank Fifth Third Bancorp	Cincinnati	OH	3	$52,530	$53,240	13.5%	0.3%	7.4%	6.9%
8 Bank Park National Corp.	Newark	OH	5	$31,859	$38,860	4.0%	4.1%	4.5%	5.0%
9 Credit Marion Community Credit Union	Marion	OH	1	$17,689	$23,576	6.6%	5.9%	2.5%	3.0%
10 Bank Richwood Bancshares Inc.	Richwood	OH	1	$12,625	$17,367	-2.5%	6.6%	1.8%	2.2%
11 Bank First Citizens National Bank	Upper Sandusky	OH	1	$0	$9,621	27.3%	NA	NA	1.2%
12 Credit Soya FCU	Marion	OH	1	$0	$0	NA	NA	NA	NA
13 Credit Parker Elgin FCU	Green Camp	OH	1	$786	$0	NA	NA	0.1%	NA
14 Credit First Resource FCU	Saint Joseph	MI	1	$2,758	$0	NA	NA	0.4%	NA
15 Bank First Citizens Banc Corp.	Sandusky	OH	1	$0	$0	NA	NA	NA	NA

	Total		38	$707,182	$775,378	2.8%	1.9%	100%	100%

Union County, Ohio

				Jun-01	Jun-06	Jun-05/	Jun-01/	Jun-01	Jun-06
			Total	Deposits	Deposits	Jun-06	Jun-06	Market	Market
Type Company Name	City	ST	Branches	($000)	($000)	% Change	C.A.G.R.	Share	Share
1 Bank Richwood Bancshares Inc.	Richwood	OH	3	$100,491	$134,022	3.6%	5.9%	28.1%	30.9%
2 Bank Huntington Bancshares Inc.	Columbus	OH	3	$61,874	$69,263	0.0%	2.3%	17.3%	16.0%
3 Bank Fifth Third Bancorp	Cincinnati	OH	1	$33,088	$48,950	6.7%	8.1%	9.2%	11.3%
4 Bank National City Corp.	Cleveland	OH	1	$29,609	$44,019	27.4%	8.3%	8.3%	10.1%
5 Bank JPMorgan Chase & Co.	New York	NY	1	$37,159	$43,639	11.3%	3.3%	10.4%	10.1%
6 Bank Sky Financial Group Inc.	Bowling Green	OH	1	$21,384	$28,921	49.7%	6.2%	6.0%	6.7%
7 Bank DCB Financial Corp	Lewis Center	OH	2	$30,328	$26,811	3.0%	-2.4%	8.5%	6.2%
8 Credit WECU Credit Union	Marysville	OH	1	$16,343	$19,699	-3.4%	3.8%	4.6%	4.5%
9 Bank Ohio State Bancshares Inc.	Marion	OH	1	$12,769	$8,859	-3.3%	-7.1%	3.6%	2.0%
10 Credit Scott Assoc. Credit Union	Marysville	OH	1	$7,100	$7,951	-9.4%	2.3%	2.0%	1.8%
11 Credit MG Employees FCU	Marysville	OH	1	$2,148	$1,618	-11.0%	-5.5%	0.6%	0.4%
12 Credit Western CU Inc.	Columbus	OH	1	$5,105	$0	NA	NA	NA	NA
13 Bank Commercial Bancshares Inc.	Upper Sandusky	OH	1	$611	$0	NA	NA	NA	NA

	Total		18	$358,009	$433,752	7.4%	3.9%	100%	100%

Exhibit E

Summary of Restricted Stock Studies

	Years Covered	Average
Study	in Study	Discount
SEC Institutional Investor[2]	1966 - 1969	25.8%
SEC Nonreporting OTC Companies[2]	1966 - 1969	32.6%
Gelman[3]	1968 - 1970	33.0%
Trout[1,4]	1968 - 1972	33.5%
Moroney[5]	1969 - 1972	35.6%
Maher[6]	1969 - 1973	35.4%
Stryker/Pittock (Standard Research Consultants)[1,7]	1978 - 1982	45.0%
Williamette Management Associates[1,8]	1981 - 1984	31.2%
Silber[9]	1981 - 1989	34.0%
Hall/Polacek[10]	1979 - April 1992	23.0%
Johnson[11]	1991 - 1995	20.0%
Management Planning[12]	1980 - 1996	26.7%
FMV Restricted Stock[13,14]	1980 - 2000	22.0%
Columbia Financial Advisors[15]	1997 - April 1997	21.0%
Columbia Financial Advisors[15]	1997 - 1998	13.0%

[1]	Median discount
[2]	“Discounts Involved in Purchases of Common Stock (1966-1969)”, Institutional Investor Study Report of the Securities and Exchange Commission. H.R. Doc. No. 64, Part 5, 92d Cong., 1st Sess. 1971, pp. 2444-2456.
[3]	Gelman, Milton, “An Economist-Financial Analyst’s Approach to Valuing Stock of a Closely Held Company,” Journal of Taxation, June 1972, pp. 353-354.
[4]	Trout, Robert R., “Estimation of the Discount Associated with the Transfer of Restricted Securities,” Taxes, June 1977,pp. 381-385.
[5]	Moroney, Robert E., “Most Courts Overvalue Closely Held Stocks,” Taxes, March 1973, pp. 144-154.
(Although the years covered in this study are likely to be 1969-1972, no specific years were given in the published account.)
[6]	Maher, J. Michael, “Discounts for Lack of Marketability for Closely-Held Business Interests,” Taxes, September 1976, pp. 562-571.
[7]	Pittock, William F. and Stryker, Charles H., “Revenue Ruling 77-287 Revisited,” SRC Quarterly Reports, Spring 1983, pp. 1-3.
[8]	Pratt, Shannon P., Valuing a Business, Third Edition, p. 341.
[9]	Silber, William L., “Discounts on Restricted Stock: The Impact of Illiquidity on Stock Prices,” Financial Analysts Journal, July-August 1991, pp. 60-64.
[10]	Hall, Lance S. and Polacek, Timothy C., “Strategies for Obtaining the Largest Discount,” Estate Planning, January-February 1994, pp. 38-44.
[11]	Johnson, Bruce, “Restricted Stock Discounts, 1991-95”, Shannon Pratt’s Business Valuation Update, Volume 5, No. 3, March 1999, pp. 1-3.
[12]	Mercer, Z. Christopher, Quantifying Marketability Discounts, (Peabody Publishing, LP, 1997), pp. 347-370
[13]	Robak, Espen, “Marketability Discounts: Using Four Measures of Risk and Adjusting for Relative Liquidity,” Shannon Pratt’s Business Valuation Update, August 2002.
[14]	Robak, Espen, “Liquidity and Levels of Value: A New Theoretical Framework,” Shannon Pratt’s Business Valuation Update, October 2004.
[15]	Aschwald, Kathryn F., “Restricted Stock Discounts Decline as Result of 1-Year Holding Period — Studies After 1990 ‘No Longer Relevant’ for Lack of Marketability Discounts”, Shannon Pratt’s Business Valuation Update, Volume 5, No. 5, May 2000, pp. 1-5.

Exhibit F
Summary of Tax Cases Since 1990
Applying a Marketability Discount

	LACK OF			LACK OF
CASE #	MARKETABILITY	CASE #		MARKETABILITY
90-5	25.0%	99-10		25.0%
90-10	20.0%	99-11		30.0%
91-1	10.0%	99-12		30.0%
93-1	15.0%	99-13		35.0%
94-2	30.0%	00-02		20.0%
94-3	20.0%	00-03		30.0%
94-3	15.0%	00-05		30.0%
94-3	10.0%	00-06		20.0%
95-3	30.0%	00-07		33.0%
95-4	30.0%	00-10		25.0%
95-5 (1)	21.0%	00-10		15.0%
95-6	25.0%	01-02		8.0%
96-1	0.0%	01-03		40.0%
96-4	15.0%	01-04		35.0%
96-10	10.0%	01-07		40.0%
97-3	15.0%	02-01		35.0%
98-7	40.0%	02-06	(4)	40.0%
98-8	40.0%	02-06	(5)	45.0%
98-8	45.0%	03-05		25.0%
99-2	3.0%	03-06		24.0%
99-3	20.0%	03-07		35.0%
99-5 (2)	35.0%	04-03		35.0%
99-5 (3)	40.0%	04-04		30.0%
99-6	15.0%	05-02		15.0%

	Median	25.0%
	Average	25.6%

(1)	Midpoint of 20 — 22 percent discount range.

(2)	Class A shares discount.

(3)	Class B shares discount.

(4)	12/31/92 valuation date.

(5)	12/31/94 valuation date.
Source: Federal Tax Valuation Digest, 2006/2007 Cumulative Edition.

Exhibit G
Determination of Discount Rate
     To establish a reasonable discount rate, Austin Associates first utilized the build-up method. Under this method, the equity cost of capital or discount rate is calculated as follows:
    Risk Free Rate
+ Equity Risk Premium
+ Industry Risk Premium
+ Specific Risk Premium
= Equity Cost of Capital (Discount Rate)
     The components are discussed below:
     Risk Free Rate — The Risk Free Rate of Return is sometimes referred to as a “safe rate”, the “cost of money”, or the “base rate”, and is usually defined as a treasury security. For this calculation, we have used a long-term government bond rate as a proxy of the “risk free” rate. The long-term government bond rate (30-year) as of September 30, 2006 was 4.77 percent.
     Equity Risk Premium - The equity premium is the additional return earned by an average equity investor in excess return of government bonds. We have used the common stock risk premium of 7.08 percent based on average annual data from 1926-2005 from Ibbotson’s Stocks, Bonds, Bills, and Inflation: Valuation Edition 2006 Yearbook.
      Industry Risk Premium — The industry risk premium considers the characteristics of the industry in which the subject company operates. We have used the “Commercial Banks” industry premium of -2.19 percent as found in Ibbotson’s Stocks, Bonds, Bills, and Inflation: Valuation Edition 2006 Yearbook.
     Specific Risk Premium — A specific risk premium can be added to reflect specific risk factors of the specific subject that are not accommodated by the general risk premium. These factors include various quantitative and qualitative factors as follows:

Exhibit G (Con’t)
Determination of Discount Rate
     External Factors
     Existing conditions and expectations of the local economy
     Existing conditions and expectations of the industry
     Competitive environment of the industry
     Internal Factors
     Financial position/condition of the company
     Competitive position of the company
     Comparative size of the company
     Quality and depth of organization and management of the company
     Reliability and stability of earnings of the company
     Diversification of the company’s operation
     Austin Associates believes a small additional risk premium should be included to reflect the specific factors related to the Company. As a result, we have added a 2.25 percent additional risk premium to the discount rate.
     The discount rate can now be calculated as follows:

Risk Free Rate	4.77%
+ Equity Risk Premium	7.08%
+ Industry Risk Premium	-2.19%
+ Specific Risk Premium	2.25%
= Equity Cost of Capital (Discount Rate)	11.91%	Rounded = 12.00%
     To confirm the reasonableness of this result, Austin Associates reviewed long-term compound annual stock market returns for various market indices. According to Ibbotson (SBBI 2006 Yearbook), the compound annual return for the period 1926-2005 for large company stocks was 10.4 percent, and was 12.6 percent for small company stocks.
After reviewing the above results, a specific discount rate of 12.00 percent will be used.